                                                                    Exhibit 10.5





                           LOAN AND SECURITY AGREEMENT

                          Dated as of November 17, 1999


                                      Among


                     THE FINANCIAL INSTITUTIONS NAMED HEREIN


                                 as the Lenders


                                       and


                      BANK OF AMERICA, NATIONAL ASSOCIATION


                                  as the Agent


                                       and


                            WEIRTON STEEL CORPORATION


                                 as the Borrower

                                TABLE OF CONTENTS


ARTICLE I INTERPRETATION OF THIS AGREEMENT                                     1
Section 1.1       Definitions.                                                 1
Section 1.2       Accounting Terms.                                           17
Section 1.3       Interpretive Provisions.                                    17

ARTICLE II LOANS AND LETTERS OF CREDIT                                        18
Section 2.1       Total Facility.                                             18
Section 2.2       Revolving Loans.                                            18
Section 2.3       Letters of Credit.                                          25

ARTICLE III INTEREST AND FEES                                                 31
Section 3.1       Interest.                                                   31
Section 3.2       Conversion and Continuation Elections.                      31
Section 3.3       Maximum Interest Rate.                                      32
Section 3.4       Commitment Fee.                                             33
Section 3.5       Unused Line Fee.                                            33
Section 3.6       Letter of Credit Fee.                                       33

ARTICLE IV PAYMENTS AND PREPAYMENTS                                           34
Section 4.1       Revolving Loans.                                            34
Section 4.2       Termination of Facility.                                    34
Section 4.3       Payments by the Borrower.                                   35
Section 4.4       Payments as Revolving Loans.                                35
Section 4.5       Apportionment, Application and Reversal of Payments.        36
Section 4.6       Indemnity for Returned Payments.                            36
Section 4.7       Agent's and Lenders' Books and Records; Monthly Statements. 37

ARTICLE V TAXES, YIELD PROTECTION AND ILLEGALITY                              37
Section 5.1       Taxes.                                                      37
Section 5.2       Illegality.                                                 38
Section 5.3       Increased Costs and Reduction of Return.                    39
Section 5.4       Funding Losses.                                             39
Section 5.5       Inability to Determine Rates.                               40
Section 5.6       Certificates of Lenders.                                    40
Section 5.7       Survival.                                                   40

ARTICLE VI COLLATERAL                                                         40
Section 6.1       Grant of Security Interest.                                 40
Section 6.2       Perfection and Protection of Security Interest.             41
Section 6.3       Location of Collateral.                                     42
Section 6.4       Title to, Liens on, and Sale and Use of Collateral.         42
Section 6.5       Appraisals.                                                 42
Section 6.6       Access and Examination; Confidentiality.                    43
Section 6.7       Collateral Reporting.                                       44

Section 6.8       Collection of Accounts; Payments.                           44
Section 6.9       Inventory; Perpetual Inventory.                             45
Section 6.10      WRI Receivables Sale Agreements.                            46
Section 6.11      Right to Cure.                                              46
Section 6.12      Power of Attorney.                                          47
Section 6.13      The Agent's and Lenders' Rights, Duties and Liabilities.    47

ARTICLE VII BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES                 48
Section 7.1       Books and Records.                                          48
Section 7.2       Financial Information.                                      48
Section 7.3       Notices to the Lenders.                                     50

ARTICLE VIII GENERAL WARRANTIES AND REPRESENTATIONS                           51
Section 8.1       Authorization, Validity, and Enforceability of this
                  Agreement and the Loan Documents.                           51
Section 8.2       Validity and Priority of Security Interest.                 52
Section 8.3       Organization and Qualification.                             52
Section 8.4       Corporate Name; Prior Transactions.                         52
Section 8.5       Subsidiaries and Affiliates.                                52
Section 8.6       Financial Statements and Projections.                       53
Section 8.7       Solvency.                                                   53
Section 8.8       Debt.                                                       53
Section 8.9       Distributions.                                              53
Section 8.10      Title to Collateral.                                        53
Section 8.11      Collateral Locations.                                       54
Section 8.12      Trade Names and Terms of Sale.                              54
Section 8.13      Litigation.                                                 54
Section 8.14      Restrictive Agreements.                                     54
Section 8.15      Labor Disputes.                                             54
Section 8.16      Environmental Laws.                                         54
Section 8.17      No Violation of Law.                                        55
Section 8.18      No Default.                                                 56
Section 8.19      ERISA Compliance.                                           56
Section 8.20      Taxes.                                                      56
Section 8.21      Regulated Entities.                                         56
Section 8.22      Use of Proceeds; Margin Regulations.                        57
Section 8.23      Copyrights, Patents, Trademarks and Licenses, etc.          57
Section 8.24      No Material Adverse Change.                                 57
Section 8.25      Year 2000 Review.                                           57
Section 8.26      Full Disclosure.                                            57
Section 8.27      Bank Accounts.                                              57
Section 8.28      Governmental Authorization.                                 58
Section 8.29      WRI Documents.                                              58
Section 8.30      Indenture.                                                  58

ARTICLE IX AFFIRMATIVE AND NEGATIVE COVENANTS                                 58
Section 9.1       Taxes and Other Obligations.                                58

Section 9.2       Corporate Existence and Good Standing.                      58
Section 9.3       Compliance with Law and Agreements; Maintenance
                  of Licenses.                                                59
Section 9.4       Maintenance of Property.                                    59
Section 9.5       Insurance.                                                  59
Section 9.6       Condemnation.                                               60
Section 9.7       Environmental Laws.                                         60
Section 9.8       Compliance with ERISA.                                      60
Section 9.9       Mergers, Consolidations or Sales.                           61
Section 9.10      Distributions; Restricted Investments.                      61
Section 9.11      Debt.                                                       61
Section 9.12      Minimum Availability.                                       62
Section 9.13      Amendment.                                                  62
Section 9.14      Prepayment.                                                 63
Section 9.15      Transactions with Affiliates.                               63
Section 9.16      Business Conducted.                                         63
Section 9.17      Liens.                                                      63
Section 9.18      Sale and Leaseback Transactions.                            64
Section 9.19      Fiscal Year.                                                64
Section 9.20      Use of Proceeds.                                            64
Section 9.21      Further Assurances.                                         64

ARTICLE X CONDITIONS OF LENDING                                               64
Section 10.1      Conditions Precedent to Making of Loans on the
                  Closing Date.                                               64
Section 10.2      Conditions Precedent to Each Loan.                          66

ARTICLE XI DEFAULT; REMEDIES                                                  67
Section 11.1      Events of Default.                                          67
Section 11.2      Remedies.                                                   70

ARTICLE XII TERM AND TERMINATION                                              71
Section 12.1      Term and Termination.                                       71

ARTICLE XIII AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS      71
Section 13.1      Syndication.                                                71
Section 13.2      No Waivers; Cumulative Remedies.                            72
Section 13.3      Amendments and Waivers.                                     72
Section 13.4      Assignments; Participations.                                73

ARTICLE XIV THE AGENT                                                         75
Section 14.1      Appointment and Authorization.                              75
Section 14.2      Delegation of Duties.                                       75
Section 14.3      Liability of Agent.                                         76
Section 14.4      Reliance by Agent.                                          76
Section 14.5      Notice of Default.                                          77
Section 14.6      Credit Decision.                                            77
Section 14.7      Indemnification.                                            77

Section 14.8      Agent in Individual Capacity.                               78
Section 14.9      Successor Agent.                                            78
Section 14.10     Withholding Tax;                                            79
Section 14.11     Collateral Matters.                                         80
Section 14.12     Restrictions on Actions by Lenders; Sharing of Payments;    81
Section 14.13     Agency for Perfection.                                      81
Section 14.14     Payments by Agent to Lenders.                               82
Section 14.15     Concerning the Collateral and the Related Loan Documents.   82
Section 14.16     Field Audit and Examination Reports; Disclaimer
                  by Lenders.                                                 82
Section 14.17     Relation Among Lenders.                                     83

ARTICLE XV MISCELLANEOUS                                                      83
Section 15.1      Cumulative Remedies; No Prior Recourse to Collateral.       83
Section 15.2      Severability.                                               83
Section 15.3      Governing Law; Choice of Forum; Service of Process          83
Section 15.4      WAIVER OF JURY TRIAL.                                       84
Section 15.5      Survival of Representations and Warranties.                 85
Section 15.6      Other Security and Guaranties.                              85
Section 15.7      Fees and Expenses.                                          85
Section 15.8      Notices.                                                    86
Section 15.9      Waiver of Notices.                                          87
Section 15.10     Binding Effect.                                             87
Section 15.11     Indemnity of the Agent and the Lenders by the Borrower.     87
Section 15.12     Limitation of Liability.                                    88
Section 15.13     Final Agreement.                                            88
Section 15.14     Counterparts.                                               88
Section 15.15     Captions.                                                   88
Section 15.16     Right of Setoff.                                            89

                             EXHIBITS AND SCHEDULES


EXHIBIT A         FORM OF BORROWING BASE CERTIFICATE


EXHIBIT B         FINANCIAL STATEMENTS


EXHIBIT C         LIST OF CLOSING DOCUMENTS


EXHIBIT D         NOTICE OF BORROWING


EXHIBIT E         NOTICE OF CONVERSION/CONTINUATION


EXHIBIT F         [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT


EXHIBIT G         FORM OF LANDLORD WAIVER


EXHIBIT H         INDENTURE DISCLOSURES


SCHEDULE 1 - NOTICE OF ASSIGNMENT AND ACCEPTANCE


SCHEDULE 6.3      LIST OF EXECUTIVE OFFICERS AND OTHER LOCATIONS

SCHEDULE 6.9      CERTAIN INVENTORY TRANSACTIONS

SCHEDULE 7.2      OFFICER'S CERTIFICATE

SCHEDULE 8.5      SUBSIDIARIES AND AFFILIATES

SCHEDULE 8.8      DEBT

SCHEDULE 8.11     COLLATERAL LOCATIONS

SCHEDULE 8.12     TRADE NAMES AND TERMS OF SALE.

SCHEDULE 8.13     LITIGATION

SCHEDULE 8.15     LABOR DISPUTES

SCHEDULE 8.16     ENVIRONMENTAL MATTERS

SCHEDULE 8.19     ERISA COMPLIANCE

SCHEDULE 8.27     BANK ACCOUNTS

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of November 17, 1999, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association ("Bank of America") with an office at 231 South LaSalle Street, Chicago, Illinois 60697, as agent for the Lenders (in its capacity as agent, the "Agent"), and WEIRTON STEEL CORPORATION, a Delaware corporation, with offices at 400 Three Springs Drive, Weirton, West Virginia 26062-4989 (the "Borrower").


                               W I T N E S S E T H


         WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $100,000,000, which extensions of credit the Borrower will use for its working capital needs and general business purposes; and


         WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement.


         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrower hereby agree as follows.

                                   ARTICLE I
                        INTERPRETATION OF THIS AGREEMENT

         Section 1.1 Definitions. As used herein:


         "Accounts" means all of the Borrower's now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.


         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.


         "Agent" means Bank of America, National Association, solely in its capacity as agent for the Lenders, and any successor agent.


         "Agent Advances" has the meaning specified in Section 2.2(i) (Agent Advances).

         "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the ratable benefit of the Lenders, and Agent pursuant to this Agreement and the other Loan Documents.


         "Agent-Related Persons" means the Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.


         "Aggregate Revolver Outstandings" means, at any time: the sum of (a) the unpaid balance of Revolving Loans, (b) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (c) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.


         "Agreement" means this Loan and Security Agreement.


         "Anniversary Date" means each anniversary of the Closing Date.


         "Applicable Margin" means the following:

         ---------------------------------------- -------------------------------------- ---------------------------
         For any month in which the highest       Applicable Margin (on a per annum      Applicable Margin (on a
         Aggregate Revolver Outstandings are      basis) with respect to Base Rate       per annum basis) with
                                                  Revolving Loans  and all other         respect to LIBOR
                                                  Obligations (other than LIBOR Rate     Revolving Loans
                                                  Loans)
         ---------------------------------------- -------------------------------------- ---------------------------
         less than $20,000,000                                    Zero                             1.50%
         ---------------------------------------- -------------------------------------- ---------------------------
         $20,000,000 or more but less than                        Zero                             1.75%
         $45,000,000
         ---------------------------------------- -------------------------------------- ---------------------------
         $45,000,000 or more but less than                        0.25%                            2.00%
         $60,000,000
         ---------------------------------------- -------------------------------------- ---------------------------
         $60,000,000 or more but less than                        0.25%                            2.25%
         $75,000,000
         ---------------------------------------- -------------------------------------- ---------------------------
         more than $75,000,000                                    0.50%                            2.50%
         ---------------------------------------- -------------------------------------- ---------------------------


         "Assignee" has the meaning specified in Section 13.4(a) (Assignments; Participations).


         "Assignment and Acceptance" has the meaning specified in Section 13.4(a) (Assignments; Participations).


         "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent, the allocated cost of internal legal services of the Agent and all expenses and disbursements of internal counsel of the Agent.


         "Availability" means, at any time, (a) the Borrowing Base; minus (b) the sum of (i) the Aggregate Revolver Outstandings, (ii) reserves for accrued interest on the Obligations, and (iii) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrower's Collateral and with respect to the Obligations, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrower.

         "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.Section 101 et seq.).


         "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America, as its "prime rate" (the "prime rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.


         "Base Rate Loans" means, collectively, the Base Rate Revolving Loans.


         "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.


         "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower, or by Bank of America in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance.


         "Borrowing Base" means, at any time, the sum of (i) sixty-five percent (65%) of the value of Eligible Inventory consisting of raw materials and finished goods, plus (ii) the lesser of (A) fifty percent (50%) of the value of Eligible Inventory consisting of work-in-process, or (B) $40,000,000.


         "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrower, substantially in the form of EXHIBIT A (or another form acceptable to the Agent) setting forth the Borrowing Base and the calculation of the Availability, including a calculation of each component thereof, (i) as of the close of business no more than five (5) Business Days prior to the date of such certificate if Availability is less than $40,000,000 and (ii) as of the close of business no more than ten (10) Business Days prior to the date of such Certificate if Availability is greater than or equal to $40,000,000, all in such detail as shall be satisfactory to the Agent. Each Borrowing Base Certificate shall include a certification that the Aggregate Revolver Outstandings (including all Borrowings requested in connection with such Borrowing Base Certificate) is not greater than fifty percent (50%) of the book value for GAAP purposes of the Borrower's Inventory included in such Borrowing Base Certificate. All calculations of the Borrowing Base and Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of Availability, and (b) to the extent that such calculation is not in accordance with this Agreement.


         "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Chicago Illinois, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR

Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.


         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.


         "Capital Expenditures" means capital expenditures which are required to be included in, or reflected by, the property, plant and equipment or similar fixed asset accounts on the balance sheet prepared in accordance with GAAP, less cash proceeds (net of all related taxes and other expenses) from the sale or sale-leaseback of such fixed assets.


         "Capital Lease" means any lease of property by the Borrower which, in accordance with GAAP, is or should be reflected as a capital lease on the balance sheet of Borrower.


         "Change of Control" means any Person (other than the trusts under the Borrower's employee stock ownership plans) owns or controls more than fifty-one percent (51%) of the aggregate voting power of the Borrower's capital stock.


         "Closing Date" means the date of this Agreement.


         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.


         "Collateral" has the meaning specified in Section 6.1 (Grant of Security Interest).


         "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.4 (Assignments; Participations), as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.4 (Assignments; Participations), and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.


         "Commitment Fee" has the meaning specified in Section 3.4 (Commitment
Fee).


          "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.


         "Debt" means all liabilities, obligations and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on the

Borrower's property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (d) all accrued pension fund and other employee benefit plan obligations and liabilities; and (e) all obligations and liabilities under Guaranties; provided further that (i) all contingent liabilities shall be included in Debt only to the extent that such liabilities would be required to be shown on a balance sheet of the Borrower prepared in accordance with GAAP and (ii) for the purposes of Section 8.8 and 9.11 below, "Debt" shall not include (A) accounts payable incurred in the ordinary course of business or (B) liabilities under operating leases to the extent that such liabilities would be not required to be shown on a balance sheet of the Borrower prepared in accordance with GAAP.


         "Debt For Borrowed Money" means, as to any Person, Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases.


         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.


         "Defaulting Lender" has the meaning specified in Section 2.2(f)(ii) (Making of Revolving Loans).


         "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two (2) percentage points.


         "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.


         "DOL" means the United States Department of Labor or any successor department or agency.


         "Dollar" and "$" means dollars in the lawful currency of the United States.

         "EBITDA" means as to the Borrower for any period of determination thereof, the sum of (a) the net profit (or loss), plus (b) interest expense and income tax provisions for such period, plus (c) depreciation and amortization of assets, and other non-cash charges and credits for such period (including, without limitation, amortization of goodwill, deferred financing fees and other intangibles), plus (d) to the extent included in the determination of the net profit (or loss) under clause (a) above, the allocated net loss of any Subsidiary or Affiliate of the Borrower, minus (e) to the extent included in the determination of the net profit (or loss) under clause (a) above, the allocated net profit of any Subsidiary or Affiliate of the Borrower, plus (f) to the extent excluded under clause (e) above, that portion of the allocated net profit of any Subsidiary or Affiliate of the Borrower that was distributed to the Borrower in cash during the period of determination.


         "Eligible Inventory" means Inventory, valued at the lower of cost (on a first-in first-out basis) or market, that constitutes raw materials and first quality finished goods and that, unless the Agent otherwise elects: (a) is not, in the Agent's reasonable opinion, obsolete, slow moving, or unmerchantable; (b) is located at premises owned by the Borrower or on premises otherwise reasonably acceptable to the Agent, provided, however, that Inventory located on premises leased to the Borrower shall not be Eligible Inventory unless the Borrower shall have delivered to the Agent a written waiver, duly executed on behalf of the appropriate landlord and in the form attached to this Agreement as EXHIBIT G or otherwise in form and substance acceptable to the Agent, of all Liens which the landlord for such premises may be entitled to assert against such Inventory, and provided, further, that Inventory that is the subject of merchandise Letters of Credit and in transit will be considered by the Agent for inclusion among the Eligible Inventory if the Agent is reasonably satisfied that all documents of title necessary to secured possession of the subject Inventory upon delivery and upon payment under the applicable Letter of Credit are in the possession and control of the Agent; (c) upon which the Agent for the benefit of the Lenders has a first priority perfected security interest; (d) is not spare parts, packaging and shipping materials, supplies, bill-and-hold Inventory, returned or defective Inventory, or Inventory delivered to the Borrower on consignment; and
(e) the Agent, in the exercise of its reasonable commercial discretion, deems eligible as the basis for revolving loans based on such collateral and credit criteria as the Agent may from time to time establish. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory. By way of clarification, and not limitation, of the foregoing, Eligible Inventory, and the value thereof, shall not include standard costing reserves on raw materials, work-in-process and finished goods; supplies; inventory over one (1) year old; non-consumable by-products; estimated values of fuel oil and gas; and outside storage reserves equal to 1 month of outside storage costs.


         "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, Attorney Costs) of any nature whatsoever paid or incurred by or on behalf of the Agent and/or any of the Lenders in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Loan Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Loan Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 15.7, and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Loan Documents, and/or the Collateral.

         "Environmental De Minimis Amount" means expenditures in the aggregate which are less than $5,000,000.


         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.


         "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.


         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.


         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).


         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.


         "Event of Default" has the meaning specified in Section 11.1 (Events of Default).


         "Excess Cash Flow" means for any annual period of determination, a positive difference between EBITDA minus Fixed Charges for the applicable periods.


         "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.


         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.


         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.


         "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 8.6 (Financial Statements and Projections) or any other financial statements required to be given to the Lenders pursuant to this Agreement.


         "Financing Documents" means the Loan Documents.


         "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 31, 1999.


         "Fixed Charge Coverage Ratio" means the ratio of the Borrower's EBITDA to its Fixed Charges tested as of the last day of each month for the twelve (12) month period ending on that date.


         "Fixed Charges" means the sum of (a) interest expense, whether paid or accrued, plus (b) cash taxes paid, plus (c) cash dividend payments, plus (d) principal payments on Debt For Borrowed Money (excluding payments on the Revolving Loans) plus (e) Capital Expenditures that are not financed (by loan, capital lease or otherwise) or that are financed with proceeds of the Revolving Loans, plus (f) payments which are required to be made to fund Borrower's past Unfunded Pension Liabilities.


         "Funding Date" means the date on which a Borrowing occurs.


         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.


         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.


         "Indenture" means collectively (i) that certain Indenture dated as of July 3, 1996 between the Borrower and Bankers Trust Company, Trustee relating to the Borrower's aggregate $125,000,000 11 3/8% Senior Notes Due 2004, and (ii) that certain Indenture dated as of June 12, 1995 relating to the Borrower's aggregate $125,000,000 10 3/4% Senior Notes Due 2005.


         "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate of the Borrower.


         "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing in the form attached hereto as Exhibit D or Notice of Conversion/Continuation in the form attached hereto as Exhibit E; provided that:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Stated Termination Date.


         "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1 (Interest).


         "Inventory" means all inventory of the Borrower and all right, title and interest of the Borrower in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in the Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise, and warranties and other personal property and all documents of title or documents relating to the same.


         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.


         "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 7.2(e) (Forecasts), the projections of the Borrower's financial condition, results of operations, and cash flow, for the period commencing on October 5, 1999 and ending on December 31, 2000, and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to
Section 7.2(e) (Forecasts).


         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.


         "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and Bank of America to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.


         "Letter of Credit" means a letter of credit issued or caused to be issued for the account of the Borrower pursuant to Section 2.3 (Letters of Credit).


         "Letter of Credit Fee" has the meaning specified in Section 3.6 (Letter of Credit Fees).


         "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and, with respect to any Interest Period in excess of three months, the last day of the third month of the Interest Period.


         "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by the Agent's applicable lending office to major banks in the London eurodollar market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.


         "LIBOR Rate Loans" means, collectively, the LIBOR Revolving Loans.


         "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.


         "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.


         "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Agent.


         "Loan Documents" means this Agreement, the WRI Intercreditor Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.


         "Loans" means, collectively, all loans and advances provided for in
ARTICLE II (Loans and Letters of Credit); and "Loan" means each of the Loans.


         "Majority Lenders" means at anytime Lenders whose Pro Rata Shares aggregate more than 66-2/3% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 66-2/3% of the aggregate principal amount of the Loans then outstanding.


         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.


         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Borrower or the Collateral; (b) a material impairment of the ability of the Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.


         "Maximum Revolver Amount" means $100,000,000.


         "Multi-employer Plan" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.


         "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 2.2(h).


         "Notice of Borrowing" has the meaning specified in Section 2.2(b) (Procedure for Borrowing).


         "Notice of Conversion/Continuation" has the meaning specified in
Section 3.2(b) (Notice).


         "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from the Borrower to the Agent and/or any Lender under or in connection with the Letters of Credit or Swap Transactions.


         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.


         "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.


         "Payment Account" means each blocked bank account established pursuant to Section 6.8 (Collection of Accounts; Payments), to which the funds of the Borrower (including, without limitation, proceeds of Accounts not included in the WRI Assets and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or the Borrower, as the Agent may determine, on terms acceptable to the Agent.


         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.


         "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing received by the Agent that have not yet been advanced.


         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.


         "Permitted Liens" means (a) the Agent's Liens; (b) Liens on real or personal property of, or any shares of stock of or debt of, any corporation existing at the time such corporation becomes a Subsidiary of the Borrower or at the time such corporation is merged into the Borrower or a Subsidiary of the Borrower, (c) Liens in favor of governmental bodies to secure progress or advance payments, (d) Liens securing industrial revenue or pollution control bonds, (e) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, which Liens have been filed with the appropriate Governmental Authority and for which a dollar amount is ascertainable, and with respect to amounts not yet delinquent or, being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP and, if the Agent so elects or if the Majority Lenders so direct, shall be established against the Borrowing Base, and the aggregate amount of any such Liens which are not inchoate does not exceed $5,000,000, (f) the true sale of the WRI Assets pursuant to the WRI Receivables Sale Agreement, or (g) any extensions, renewals or replacements of Liens referred to in clauses
(a) through (d) above.


         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.


         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.


         "Post-Default Rate" means the Default Rate.


         "Premises" means the land on which the Borrower's manufacturing and related storage and other operations are conducted, together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which the Borrower has any interests on the Closing Date.


         "Proceeds" means "proceeds" (as that term is defined under Section 9-306 (or any successor section) of the UCC) of Inventory including, without limitation, cash and non-cash and insurance proceeds, and all presently existing or hereafter acquired, arising or created accounts receivable and related intangibles arising from the sale of Inventory and all proceeds thereof unless and until the same become WRI Assets.


         "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.


         "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property.


         "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.


         "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 51% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 51% of the aggregate principal amount of the Loans then outstanding.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.


         "Responsible Officer" means the chief executive officer, the president, the chief financial officer, any executive vice president or senior vice president or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.


         "Restricted Investment" means, as to any Person, any acquisition of property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) equipment to be used in the business of the Borrower; (b) Inventory in the ordinary course of business; (c) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of the Borrower; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (f) commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof;


         "Revolving Loans" has the meaning specified in Section 2.2 (Revolving Loans) and includes, without limitation, each Agent Advance and Non-Ratable Loan.


         "Settlement" and "Settlement Date" have the meanings specified in
Section 2.2(h)(i) (Settlement).


         "Solvent" means when used with respect to any Person that at the time of determination:

                  (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                  (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                  (d) it is not, nor about to be, engaged in any transaction for which it has unreasonably small capital.


For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.


         "Stated Termination Date" means October 31, 2004.


         "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.


         "Swap Transactions" means any interest rate swap transaction, forward rate transaction, treasury lock transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, or any combination of any of the foregoing, that are entered into by the Borrower and the Agent and that expressly provide that they are secured by the security interest granted under this Agreement.


         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.


         "Termination Date" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated either by the Borrower pursuant to Section 4.2 (Termination of Facility) or by the Majority Lenders pursuant to Section 11.2 (Remedies), and (c) the date this Agreement is otherwise terminated for any reason whatsoever.


         "Total Facility" has the meaning specified in Section 2.1 (Total Facility).


         "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Illinois or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests in the Collateral.


         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.


         "Unused Letter of Credit Subfacility" means an amount equal to $40,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.


         "Unused Line Fee" has the meaning specified in Section 3.5 (Unused Line
Fee).


         "WRI" means Weirton Receivables, Inc., a Delaware corporation.

         "WRI Assets" means all "Receivables" (as that term is defined in the WRI Receivables Sale Agreement), "Related Security" (as that term is defined in the WRI Receivables Sale Agreement) relating to such Receivables, and "Collections" (as that term is defined in the WRI Receivables Sale Agreement) with respect to and other proceeds of such Receivables and such Related Security that are the subject of the WRI Receivables Sale Agreements. Capitalized terms used in this definition not otherwise defined herein shall have the meanings set forth in WRI Documents as previously delivered to Agent on or before the Closing Date.


         "WRI Default" means:


                  (a) a Termination Event (as that term is defined in the WRI Participation Agreements); or


                  (b) the Facility Termination Date (as that term is defined in the WRI Participation Agreements) or the termination of the agreement of the Borrower to sell or the agreement of WRI to purchase WRI Assets; or


                  (c) the Borrower is no longer the Servicer (as that term is defined in the WRI Participation Agreements); or


                  (d) a Sub-Servicer (as that term is defined in the WRI Participation Agreements) is appointed without the Agent's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, that Borrower's voluntary appointment of an Affiliate as a Sub-Servicer shall not constitute a WRI Default if such Sub-Servicer agrees to be bound by the WRI Intercreditor Agreement and
         Section 6.8 (Collection of Accounts; Payments) of this Agreement.


         "WRI Documents" means the collective reference to the WRI Receivables Sales Agreement, the WRI Participation Agreements, and all other material agreements, documents or instruments (together with any and all other material amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor) previously, now or hereafter executed and delivered by the Borrower, WRI, or any other Person in connection with the WRI Obligations and the transactions contemplated by the WRI Receivables Sale Agreements.


         "WRI Intercreditor Agreement" means that certain Intercreditor Agreement dated on or about the date of this Agreement by and among the Borrower, WRI, the Agent, and the WRI Participation Agent.


         "WRI L/C Notes" means those certain "L/C Notes" issued by WRI in favor of the Borrower and further described in the WRI Receivables Sale Agreements.


         "WRI Notes" means the collective reference to the WRI L/C Notes and the WRI Short-Term Notes.


         "WRI Obligations" means the collective reference to all indebtedness, obligations and liabilities of WRI to the Borrower whether now existing or hereafter arising, including, without limitation, indebtedness, obligations and liabilities that are fixed or contingent, evidenced by the WRI Notes, or otherwise arising or evidenced.


         "WRI Participation Agent" means PNC Bank, National Association, as facility agent and collateral agent under the WRI Participation Agreements.


         "WRI Participation Agreements" means the collective reference to that certain Amended and Restated Receivables Participation Agreement dated as of March 26, 1999, and that certain Amended and Restated Ball Receivables Participation Agreement dated as of August 6, 1999, by and among WRI, the Borrower, the WRI Participation Agent, and the respective financial institutions party thereto.


         "WRI Receivables Sale Agreements" means the collective reference to that certain Amended and Restated Receivables Purchase and Sale Agreement dated as of March 26, 1999, by and between WRI and the Borrower and that certain Receivables Purchase and Sale Agreement dated as of August 6, 1999 by and between WRI and the Borrower.


         "WRI Short-Term Note" means that each "Short-Term Note" issued by WRI in favor of the Borrower and further described in the WRI Receivables Sale Agreements.


         "WRI Stock" means the collective reference to all of the common stock of, preferred stock of and other equity interests in WRI, and all rights related thereto including, without limitation, dividends.

         Section 1.2 Accounting Terms.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

         Section 1.3 Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.


                           (ii) The term "including" is not limiting and means
"including without limitation."

                           (iii) In the computation of periods of time from a
specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

         (h) This Agreement may sometimes be referred to in the other Loan Documents or elsewhere as the "Loan Agreement" or the "Financing Agreement."

                                   ARTICLE II
                           LOANS AND LETTERS OF CREDIT

         Section 2.1 Total Facility.

         Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to the Maximum Revolver Amount (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit consisting of revolving loans and letters of credit up to the Maximum Revolver Amount, as described in Section 2.2 (Revolving Loans) and Section 2.3 (Letters of Credit).

         Section 2.2 Revolving Loans.

         (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in ARTICLE X (Conditions of Lending), each Lender severally agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower, in amounts not to exceed (except for Bank of America with respect to Non-Ratable Loans and except for the Agent with respect to Agent Advances) such Lender's Pro Rata Share of the least of (x) the Borrower's Availability and (y) the Maximum Revolver Amount minus the Aggregate Revolver

Outstandings and (z) fifty percent (50%) of value of the Inventory of the Borrower as reflected on the consolidated financial statements of the Borrower. The Lenders, however, in their discretion, may elect to make Revolving Loans or participate (as provided for in Section 2.3(f) (Participations)) in the Letters of Credit in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or the Availability or to be obligated to exceed such limits on any other occasion. If Availability is zero ($0) or less (or would be zero ($0) or less after giving effect to Pending Revolving Loans), the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such deficiency has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i) (Agent Advances). Any amount by which the Aggregate Revolver Outstandings exceed (x) the Borrower's Availability or (y) the Maximum Revolver Amount shall be due and payable on demand by the Agent in the exercise of its sole and absolute discretion from time to time or at the direction of the Majority Lenders.

         (b) Procedure for Borrowing.


                  (i) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("Notice of Borrowing") together with a Borrowing Base Certificate reflecting sufficient Availability and compliance with clauses (y) and (z) of
Section 2.2(a) above (which must be received by the Agent prior to 11:00 a.m. (Chicago time) (A) three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (B) no later than 11:00 a.m. (Chicago time) on the requested Funding Date, in the case of Base Rate Loans, specifying:


                  (1) the amount of the Borrowing;


                  (2) the requested Funding Date, which shall be a Business Day;


                  (3) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans; and


                  (4) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;


provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.


                  (ii) With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

         (c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrower shall deliver to the Agent a writing setting forth (i) the account of the Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the persons authorized to request Revolving Loans on behalf of the Borrower, and shall provide the Agent with a specimen signature of each such person. The Agent shall be entitled to rely conclusively on such person's authority to request Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. Absent actual knowledge to the contrary, the Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the Borrower to make such requests on its behalf.

         (d) No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Section 2.2(b) (Procedure for Borrowing) and Section 2.2(c) (Reliance Upon Authority), which notice the Agent believes in good faith to have been given by an officer duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

         (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) (Procedure for Borrowing) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

         (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b) (Procedure for Borrowing), the Agent shall elect, in its discretion, (i) to have the terms of
Section 2.2(g) (Making of Revolving Loans) apply to such requested Borrowing, or
(ii) to request Bank of America to make a Non-Ratable Loan pursuant to the terms of Section 2.2(h) (Making of Non-Ratable Loans) in the amount of the requested Borrowing; provided, however, that if Bank of America declines in its sole discretion to make a Non-Ratable Loan pursuant to of Section 2.2(h) (Making of Non-Ratable Loans), the Agent shall elect to have the terms of Section 2.2(g) (Making of Revolving Loans) apply to such requested Borrowing.

         (g) Making of Revolving Loans.


                  (i) In the event that the Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f) (Agent's Election) then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b) (Procedure for Borrowing), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 1:00 p.m. (Chicago time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in

ARTICLE X (Conditions of Lending), the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the Borrower, designated in writing by the Borrower and acceptable to the Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Availability on such date or cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount.


                  (ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.


                  (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro

Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

         (h) Making of Non-Ratable Loans.

                  (i) In the event the Agent shall elect, with the consent of Bank of America, to have the terms of this subsection Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), Bank of America shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by Bank of America pursuant to this subsection (i) being referred to as a "Non-Ratable Loan" and such Revolving Loans being referred to collectively as "Non-Ratable Loans") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to an account of the Borrower, designated in writing by the Borrower and acceptable to the Agent. Each Non-Ratable Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to Bank of America solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request Bank of America to make any Non-Ratable Loan if (A) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in ARTICLE X will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date or cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount. Bank of America shall not otherwise be required to determine whether the applicable conditions precedent set forth in ARTICLE X have been satisfied or the requested Borrowing would exceed the Availability or cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount on the Funding Date applicable thereto prior to making, in its sole discretion, any Non-Ratable Loan.

                  (ii) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

         (i) Agent Advances.


                  (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), the Agent is hereby authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in ARTICLE X (Conditions of Lending) have not been satisfied, to make Base Rate Revolving Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section

15.7 (Fees and Expenses) (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization contained in this
Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof. Notwithstanding the foregoing, without the consent of the Majority Lenders, except for Agent Advances under clause (1), no Agent Advances shall be made if after giving effect to the contemplated advance (A) the aggregate of all Agent Advances outstanding would exceed $5,000,000, or (B) Availability would be less than $20,000,000, (C) the Aggregate Revolver Outstandings would exceed the Maximum Revolver Amount, or (D) any Agent Advances have been outstanding more than an aggregate of thirty (30) days in the most recent ninety (90) day period.


                  (ii) The Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Base Rate Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Base Rate Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

         (j) Settlement. It is agreed that each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, Bank of America, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 11 a.m. (Chicago time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than Bank of America, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 11 a.m. (Chicago time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in ARTICLE X have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing Bank of America's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

                  (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from Bank of America or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance. If Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank of America or Agent, as applicable, each other Lender shall pay to Bank of America or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

                  (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                  (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or Non-Ratable Loans are outstanding, may pay over to Bank of America any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Bank of America's Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to Bank of America's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause Section 2.2(j)(ii) above), as provided for in the previous sentence, Bank of America shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Bank of America with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Bank of America, the Agent and the other Lenders.

         (k) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender (including, without limitation, the Non-Ratable Loans made by Bank of America) and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

         (l) Lenders' Failure to Perform. All Loans (other than Agent Advances and Non-Ratable Loans) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several. In the event a Lender so defaults or in the event the Agent requests the consent of a Lender and such consent is denied, then Bank of America may, at its option, require such Lender to assign its interest in the Loans and other credit facilities to Bank of America for a price equal to the then outstanding principal amount thereof (to the extent such Lender has funded the same) plus accrued and unpaid interest, fees and costs and expenses due such Lender under the Loan Documents, which principal, interest, fees and costs and expenses will be paid on the date of such assignment. In the event that Bank of America elects to require any Lender to assign its interest to Bank of America, Bank of America will so notify such Lender in writing within sixty (60) days following such Lender's default or denial, and such Lender will assign its interest to Bank of America no later than five (5) Business Days following receipt of such notice.

         Section 2.3 Letters of Credit.

         (a) Agreement to Issue. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Agent agrees to issue for the account of the Borrower one or more commercial/documentary and standby letters of credit ("Letters of Credit") in accordance with this Section 2.3 from time to time during the term of this Agreement.

         (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue any Letter of Credit if: (i) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed the Availability of the Borrower at such time; (iii) such Letter of Credit has an expiration date later than thirty
(30) days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance, or (iv) the issuance of such Letter of Credit would cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount.

         (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in ARTICLE X (Conditions of Lending), the obligation of the Agent to issue any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

                  (i) The Borrower shall have delivered to the Agent, at such times and in such manner as the Agent may prescribe, an application in form and substance satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent; and

                  (ii) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

         (d) Issuance of Letters of Credit.

                  (i) Request for Issuance. The Borrower shall give the Agent three (3) Business Days' prior written notice of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

                  (ii) Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to this Section 2.3(d), the amount of the applicable Unused Letter of Credit Subfacility and the Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Availability of the Borrower nor would cause the Aggregate Revolver Outstandings to exceed the Maximum Revolver Amount, the Agent shall issue the requested Letter of Credit on such requested effective date of issuance.

                  (iii) Notice of Issuance. On each Settlement Date the Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

                  (iv) No Extensions or Amendment. The Agent shall not be obligated to extend or amend any Letter of Credit unless the requirements of this Section 2.3(d) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than thirty (30) days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided, that if all of the requirements of this Section 2.3 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

         (e) Payments Pursuant to Letters of Credit.

                  (i) Payment of Letter of Credit Obligations. The Borrower agrees to reimburse the Agent, for the account of the Lenders, for any draw under any Letter of Credit and the amount of all other obligations and other amounts payable in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person.

                  (ii) Revolving Loans to Satisfy Reimbursement Obligations. In the event that the Agent honors a draw under such Letter of Credit and the Borrower shall not have repaid such amount to the Agent pursuant to Section 2.3(e)(i) (Payment of Letter of Credit Obligations), the Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Agent, for the account of such issuer or the Agent, as applicable, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 1:00 p.m. (Chicago time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by the Borrower pursuant to Section 2.2 (Revolving Loans) as set forth in Section 4.4 (Payments as Revolving Loans).

         (f) Participations.

                  (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.3(d) (Issuance of Letters of Credit), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                  (ii) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received payment from a Lender pursuant to Section 2.3(e)(ii) (Payments Pursuant to Letters of Credit), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 1:00 p.m. (Chicago time) on such Business Day and otherwise on the next succeeding Business Day.

                  (iii) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                  (iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit, and the obligations of the Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever , including, without limitation, any of the following circumstances:


                           (A) any lack of validity or enforceability of this
                  Agreement or any of the other Loan Documents;


                           (B) the existence of any claim, setoff, defense or
                  other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);


                           (C) any draft, certificate or any other document
                  presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;


                           (D) the surrender or impairment of any security for
                  the performance or observance of any of the terms of any of the Loan Documents; or


                           (E) the occurrence of any Default or Event of
                  Default.

         (g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit (or any guaranty by the Borrower or reimbursement obligation of the Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

         (h) Compensation for Letters of Credit.

                  (i) Letter of Credit Fee. The Borrower agrees to pay to the Agent with respect to each Letter of Credit, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section
3.6 (Letter of Credit Fee).

                  (ii) Issuer Fees and Charges. The Borrower shall pay to the Agent, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

         (i) Indemnification; Exoneration; Power of Attorney.

                  (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit. The agreement in this Section 2.3(i)(i) shall survive payment of all Obligations.

                  (ii) Assumption of Risk by the Borrower. As among the Borrower, the Lenders, and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 2.3(i).

                  (iii) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                  (iv) Power of Attorney. In connection with all Inventory financed by Letters of Credit, the Borrower hereby appoints the Agent, or the Agent's designee, as its attorney, with full power and authority: (A) to sign and/or endorse the Borrower's name upon any warehouse or other receipts; (B) to sign the Borrower's name on bills of lading and other negotiable and non-negotiable documents; (C) to clear Inventory through customs in the Agent's or the Borrower's name, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; (D) to complete in the Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (E) to do such other acts and things as are necessary in order to enable the Agent to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as the Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgement or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                  (v) Control of Inventory. In connection with all Inventory financed by Letters of Credit, the Borrower will, at the Agent's request, promptly instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into the Borrower's possession, to deliver them, upon request, promptly to the Agent in their original form. The Borrower shall also, at the Agent's request, promptly designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

         (j) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.3(b) (Amounts; Outside Expiration Date) and Section
12.1 (Term and Termination) any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their discretion shall specify, (or in the absence of such specification, as the Agent may specify) either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit, or (ii) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

                                  ARTICLE III
                                INTEREST AND FEES

         Section 3.1 Interest.

                  (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Section 3.1(a)(i) or Section 3.1(a)(ii), as applicable, but not to exceed the Maximum Rate described in Section 3.3 (Maximum Interest Rate). Subject to the provisions of Section 3.2 (Conversion and Continuation Elections), any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2 (Conversion and Continuation Elections). If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:


                           (i) For all Base Rate Revolving Loans and other
                  Obligations (other than Base Rate Loans and LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and


                           (ii) For all LIBOR Revolving Loans at a per annum
                  rate equal to the LIBOR Rate plus the Applicable Margin.


Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Base Rate Loans will be payable in arrears on the first day of each month hereafter. Interest accrued on all LIBOR Rate Loans will be payable in arrears on each LIBOR Interest Payment Date and, if the applicable LIBOR Rate is greater than three months, on the date that is three months after the commencement of the applicable Interest Period.

                  (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

         Section 3.2 Conversion and Continuation Elections.

                  (a) Borrower's Election. The Borrower may, upon irrevocable written notice to the Agent in accordance with Section 3.2(b) (Notice):

                           (i) elect, as of any Business Day, in the case of
                  Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $5,000,000 or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

                           (ii) elect, as of the last day of the applicable
                  Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000 or that is in an integral multiple of $1,000,000 in excess thereof);


provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

                  (b) Notice. The Borrower shall deliver a notice of conversion/continuation ("Notice of Conversion/Continuation") to be received by the Agent not later than 10 a.m. (Chicago time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                           (i) the proposed Conversion/Continuation Date;

                           (ii) the aggregate amount of Loans to be converted or
                  renewed;

                           (iii) the type of Loans resulting from the proposed
                  conversion or continuation; and

                           (iv) the duration of the requested Interest Period.

                  (c) Failure to Elect. If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) Notice to Lenders. The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  (e) Default. During the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                  (f) Limitation. After giving effect to any conversion or continuation of Loans, there may not be more than ten (10) different Interest Periods in effect.

         Section 3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum

Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

         Section 3.4 Commitment Fee.

         The Borrower agrees to pay the Agent the fee (the "Commitment Fee") set forth in the letter agreement dated October 12, 1999, between the Agent and the Borrower, which Commitment Fee shall be fully earned when due and non-refundable when paid. The Agent, the Lenders and the Borrower agree that the Commitment Fee may be financed by the Lenders as a Revolving Loan.

         Section 3.5 Unused Line Fee.

         Until the Obligations have been paid in full and the Agreement terminated, the Borrower agrees to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee (the "Unused Line Fee") equal to three-eighths of one percent (0.375%) per annum times the average daily amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the undrawn face amount of all outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent on account of proceeds of Collateral shall be deemed to be credited to the Borrower's Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 3.5.

         Section 3.6 Letter of Credit Fee.

         The Borrower agrees to pay to the Agent, for the ratable account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to one and three-quarters percent (1.75%) per annum of the undrawn face amount of each Letter of Credit issued for the Borrower's account at the Borrower's request, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a "fronting fee" required to be paid to the Agent for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE IV
                            PAYMENTS AND PREPAYMENTS

         Section 4.1 Revolving Loans.

         The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Revolving Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower promises to pay to the Agent for account of the Lenders the amounts described in Section
5.4 (Funding Losses). In addition, and without limiting the generality of the foregoing, ON DEMAND the Borrower promises to pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceed the Availability (with Availability for this purpose calculated as if the Aggregate Revolver Outstandings were zero).

         Section 4.2 Termination of Facility.

         The Borrower may terminate this Agreement upon at least thirty (30) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, (b) the payment of the early termination fee set forth in the next sentence, (c) the payment in full in cash of all other Obligations together with accrued interest thereon, and (d) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4 (Funding Losses). If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to Section 11.2 (Remedies), the Borrower shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

                  PERIOD DURING WHICH
               EARLY TERMINATION OCCURS                   EARLY TERMINATION FEE
     On or prior to the first Anniversary Date              $   0.00

     After the first Anniversary Date but on or             $500,000
     prior to the second Anniversary Date

     After the second Anniversary Date but on or            $250,000
     prior to the third Anniversary Date

     After the third Anniversary Date but prior             $100,000
     to 180 days prior to the Stated Termination
     Date

Notwithstanding the foregoing, there shall not, however, be an early termination fee due if the termination is made solely as a result of (i) a replacement credit facility extended by Bank of America and/or its affiliates to the Borrower, which generates sufficient proceeds and is in fact used to repay or replace all obligations in full, (ii) the closing and consummation of a public or private offering of common stock, secondary offering, Rule 144A offering, by the Borrower which generates sufficient proceeds for such termination, (iii) the sale by the Borrower of all or substantially all of its assets which generates sufficient proceeds and is in fact used for such termination and repayment, or
(iv) Excess Cash Flow as shown on the Borrower's most recent audited annual financial statements required by Section 7.2(a) for the immediately preceding fiscal year, by maintaining the outstanding principal balance of the revolving loans at zero ($0) for the immediately preceding fiscal quarter and, to the Agent's reasonable satisfaction, as based on projections provided by the Borrower showing that there is no use, need for, or contemplation of senior debt for the then next four (4) fiscal quarters. In the event the Borrower in fact secures a working capital loan secured by Inventory within the four (4) fiscal quarters following an early termination, the early termination fee that would have otherwise been due at termination shall be immediately due and payable by the Borrower and such obligation shall survive the termination of this Agreement.


         Section 4.3 Payments by the Borrower.

                  (a) No Setoff. All payments to be made by the Borrower shall be made without setoff, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders at the Agent's address set forth in Section
15.8 (Notices), and shall be made in Dollars and in immediately available funds, no later than 2 p.m. (Chicago time) on the date specified herein. Any payment received by the Agent later than 2 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Date of Payment. Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Failure of Borrower to Make Timely Payment. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         Section 4.4 Payments as Revolving Loans.

         All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.7 (Fees and Expenses), may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.4, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to Section 2.2 (Revolving Loans) or a deemed request as provided in this Section 4.4. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, Enforcement Costs, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 15.7 (Fees and Expenses), and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrower pursuant to Section 2.2 (Revolving Loans).

         Section 4.5 Apportionment, Application and Reversal of Payments.

         Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and sixth, to the payment of any other Obligation due to the Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(h)(Settlement). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         Section 4.6 Indemnity for Returned Payments.

         If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrower shall be liable to pay to the Agent, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.6 shall survive the termination of this Agreement.

         Section 4.7 Agent's and Lenders' Books and Records; Monthly Statements.

         The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 (Apportionment; Application and Reversal of Payments) and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                                   ARTICLE V
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         Section 5.1 Taxes.


                  (a) No Withholding in Payments to Lenders. Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                  (b) Indemnification of Agent and Lenders. The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 thirty days after the date the Lender or the Agent makes written demand therefor.

                  (c) Requirements of Law. If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                           (i) the sum payable shall be increased as necessary
                  so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the Borrower shall make such deductions and
                  withholdings;

                           (iii) the Borrower shall pay the full amount deducted
                  or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Borrower shall also pay to each Lender or
                  the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

         (e) Change in Lending Office. If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         Section 5.2 Illegality.

                  (a) Suspension of LIBOR Rate Loans. If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) Repayment of LIBOR Rate Loans. If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4 (Funding Losses), either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

         Section 5.3 Increased Costs and Reduction of Return.

                  (a) Increased Costs. If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) Reduction of Return. If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of any Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         Section 5.4 Funding Losses.

         The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                  (i) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  (ii) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                  (iii) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;


including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

         Section 5.5 Inability to Determine Rates.

         If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

         Section 5.6 Certificates of Lenders.

         Any Lender claiming reimbursement or compensation under this ARTICLE V (Taxes, Yield Protection and Illegality) shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

         Section 5.7 Survival.

         The agreements and obligations of the Borrower in this ARTICLE V (Taxes, Yield Protection and Illegality) shall survive the payment of all other Obligations.

                                   ARTICLE VI
                                   COLLATERAL

         Section 6.1 Grant of Security Interest.

                  (a) Collateral. As security for all present and future Obligations, the Borrower hereby grants to the Agent, for the ratable benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property of the Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                           (i) all Inventory; and

                           (ii) all Proceeds.


All of the foregoing is herein collectively referred to as the "Collateral."

                  (b) Cross-Collateralization. All of the Obligations shall be secured by all of the Collateral.

         Section 6.2 Perfection and Protection of Security Interest.

                  (a) Borrower's Obligations. The Borrower shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation:
(i) filing and recording of the financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued; (iv) when an Event of Default exists, transferring Inventory to warehouses designated by the Agent; (v) placing notations on the Borrower's books of account to disclose the Agent's security interest; (vii) delivering to the Agent all letters of credit relating to Collateral on which the Borrower is named beneficiary; and (viii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without the Borrower's signature, one or more financing statements disclosing the Agent's Liens. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  (b) Warehousemen, Bailees, etc. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Agent thereof and shall, at the request of Agent, notify such Person of the Agent's security interest in such Collateral and instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located on any operating facility of the Borrower which is not owned by the Borrower, then the Borrower shall, at the request of the Agent, obtain written waivers, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral. The Agent acknowledges that the required instructions and waivers will not all be available on the Closing Date. The Borrower agrees to keep no more than an aggregate of $40,000,000 of Inventory at locations where such instructions have not been given and waivers have not been obtained, reducing to $20,000,000 on and after February 1, 2000. Without limiting the Borrower's agreements, the Agent shall be entitled to establish reserves against Availability with respect to locations where such instructions have not been given and waivers have not been obtained.

                  (c) Additional Documentation. From time to time, the Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to the Borrower, but the Borrower's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to the Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

         Section 6.3 Location of Collateral.

         The Borrower represents and warrants to the Agent and the Lenders that:
(a) Schedule 6.3 is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral (excluding Inventory which is in transit from one location to another or to customers of the Borrower), and the locations of all of its other places of business; and (b) Schedule 6.3 correctly identifies any of such facilities and locations that are not owned by the Borrower and sets forth the names of the owners and lessors or sublessors of and, to the best of the Borrower's knowledge, the holders of any mortgages on, such facilities and locations. The Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for the Borrower on Schedule 6.3,
(ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless in any such case it gives the Agent at least ten (10) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith. Without limiting the foregoing, the Borrower represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by the Borrower, (b) on premises leased by the Borrower, provided that the Agent has, if requested by the Agent, received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to the Agent, or (c) in a public warehouse, provided that the Agent has, if requested by the Agent, received an executed bailee letter from the applicable public warehouseman in form and substance satisfactory to the Agent.

         Section 6.4 Title to, Liens on, and Sale and Use of Collateral.

         The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for the Permitted Liens described in clauses (a), (c) and (e) of the definition thereof; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien; (c) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) the Borrower will not, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral except for sales in the ordinary course of business of Inventory and sales to WRI of WRI Assets. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

         Section 6.5 Appraisals.

         Whenever a Default or Event of Default exists, and at such other times not more frequently than once a year as the Agent requests, the Borrower shall, at its expense (subject to any applicable limitations set forth in Section 15.7 (Fees and Expenses)) and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

         Section 6.6 Access and Examination; Confidentiality.

                  (a) Access and Examination. The Agent, accompanied by any Lender that so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrower's records, files, and books of account and the Collateral, and discuss the Borrower's affairs with the Borrower's officers and management. The Borrower will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrower. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrower's expense (subject to any applicable limitations set forth in Section 15.7 (Fees and Expenses)), make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrower's respective personnel, equipment, machinery supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Inventory, or other Collateral, by mail, telephone, or otherwise.

                  (b) Confidentiality. The Borrower agrees that, subject to the Borrower's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use the Borrower's name in advertising and promotional material and in conjunction therewith disclose the general nature and size of this Agreement. The Agent and each Lender severally agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (G) to any prospective Participant or assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Agent or such Lender, and (I) to its Affiliates. The Agent and Lenders hereby agree to notify the Borrower promptly after having been requested to make the disclosures pursuant to (B), (C) and (D) above (unless the Agent or the applicable Lenders conclude in good faith that such notice may be in violation of applicable Laws) and further agree that the Borrower may, at its own cost and expense, seek protective orders in connection therewith.

         Section 6.7 Collateral Reporting.

         The Borrower shall provide the Agent with the following documents at the following times in form satisfactory to the Agent: (a) on a monthly basis until Availability is less then $40,000,000, and on a weekly basis thereafter, perpetual Inventory reports (provided that, although the weekly reports shall be derived from the Borrower's perpetual Inventory system, the weekly reports shall be subject to reconciliations and adjustments that the Borrower in the ordinary course of business performs only at month-end) by category (including a detailed calculation of Inventory that is not included among Eligible Inventory, which detailed calculation need only be furnished monthly even if perpetual Inventory reports are being furnished weekly); (b) upon request, copies of invoices in connection with the Borrower's customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with Inventory acquired and sold by the Borrower and related purchase orders and invoices; (c) upon request, a statement of the balance of each of the Intercompany Accounts; (d) such other reports as to the Collateral of the Borrower as the Agent shall reasonably request from time to time; (e) if Availability is less then $40,000,000 thereafter on a daily basis thereafter, copies of the settlement statements provided under the WRI Participation Agreements; and (f) with the delivery of each of the foregoing, a certificate of the Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders

         Section 6.8 Collection of Accounts; Payments.

                  (a) Borrower's Collection. At any time that Availability is less than $25,000,000 or the Aggregate Revolver Outstandings exceed $75,000,000, there shall be immediately due and paying from the Borrower as a mandatory prepayment of the Revolving Loans an amount equal to all amounts collected by the Borrower on account of the sale to WRI of WRI Assets (including, without limitation, payment of the WRI Obligations incurred in connection with such sales of WRI Assets), up to and including the outstanding principal balance of the Revolving Loans. Until the Agent notifies the Borrower to the contrary (which notice may not be given unless (i) an Event of Default exists, (ii) Availability has fallen below $25,000,000 or (iii) Aggregate Revolver Outstandings exceed $75,000,000), the Borrower shall make collections of all such amounts for the Agent, and shall receive all payments as the Agent's trustee. For purposes of this Section 6.8, all WRI Obligations shall be deemed to be paid in the inverse order of the date on which they arose, and payments from WRI shall be applied to WRI Obligations owed in consideration of sales of Collateral before being applied to other WRI Obligations. If (i) an Event of Default exists, (ii) Availability has fallen below $25,000,000 or (iii) Aggregate Revolver Outstandings exceed $75,000,000, following notice from the Agent, the Borrower shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of the Borrower at a bank acceptable to Agent and subject to documentation acceptable to Agent. If the Agent requests, which request may not be made unless (i) an Event of Default exists, (ii) Availability has fallen below $25,000,000 or (iii) Aggregate Revolver Outstandings exceed $75,000,000, the Borrower shall establish a lock-box service for collections of WRI Obligations and Collateral at a bank acceptable to the Agent and pursuant to documentation satisfactory to the Agent. If such lock-box service is established, the Borrower shall instruct WRI and any other Person obligated under the Collateral to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrower receives any proceeds of WRI Obligations, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any such lock-box or Payment Account or directly by the Borrower or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control. The Borrower agrees, within thirty (30) days following the date of this Agreement, to enter into a blocked account or other agreement pursuant to which, as required under this Section 6.8 and as contemplated under Section 2.3 of the WRI Intercreditor Agreement, the WRI Participation Agent will, upon the Agent's request without the need for further notice to or consent of the Borrower, directly remit to the Agent for application against the Obligations all payments of WRI Obligations which it would otherwise be remitting to the Borrower under the terms of the WRI Documents. The Agent or the Agent's designee may, at any time after the occurrence of an Event of Default, notify account debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Borrower, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

                  (b) Deposit by Borrower. If sales of Inventory are made or services are rendered for cash, the Borrower shall immediately deliver to the Agent or deposit into a Payment Account the cash which the Borrower receives.

                  (c) Borrower's Loan Account. All payments, including immediately available funds received by the Agent at a bank designated by it, received by the Agent on account of Accounts or as proceeds of other Collateral will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Borrower's Loan Account (conditional upon final collection) on the Business Day of collection.

                  (d) Credits Conditioned upon Final Collection. In the event the Borrower repays all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited, upon final collection, to the Borrower's Loan Account.

         Section 6.9 Inventory; Perpetual Inventory.

         The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory (other than raw materials to be used by the Borrower in the production of finished goods) owned by the Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Borrower's business, and is and will be fit for such purposes. The Borrower will keep its Inventory in good and marketable condition, at its own expense. Borrower will not, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. The Borrower agrees that all Inventory produced in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. The Borrower will maintain a perpetual inventory reporting system at all times. The Borrower will not, except in the ordinary course of its business without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

         Section 6.10 WRI Receivables Sale Agreements.

         The Borrower shall fully perform all of its obligations under each of the WRI Receivables Sale Agreements, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, that the Borrower shall not take any action or fail to take any action with respect to the WRI Receivables Sale Agreements which would cause the termination of a material provision of the WRI Receivables Sale Agreements. Without limiting the generality of the foregoing, the Borrower shall promptly take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all rights to payment under the WRI Receivables Sale Agreements. The Borrower shall not, except as otherwise permitted by Section 9.13 (Amendment) without the Agent's and the Majority Lenders' prior written consent (which consent shall not be unreasonably withheld or delayed), modify, amend, supplement, compromise, satisfy, release, or discharge any the WRI Receivables Sale Agreements, any Person liable directly or indirectly with respect thereto, or any agreement relating to the WRI Receivables Sale Agreements. The Borrower shall notify the Agent and the Lenders in writing, promptly after the Borrower becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of the WRI Receivables Sale Agreements, and shall diligently pursue such right and report to the Agent on all further developments with respect thereto. At any time that any Obligations are due and owing, or if Availability is less than $25,000,000 or the Aggregate Revolver Outstandings exceed $75,000,000, the Borrower shall remit directly to the Agent for application to the Obligations in such order as the Majority Lenders shall determine, all amounts received by the Borrower in consideration of the sale to WRI of WRI Assets (as indemnification or otherwise) pursuant to the WRI Receivables Sale Agreements.

         Section 6.11 Right to Cure.

         The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of the Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 6.11 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this
Section 6.11 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

         Section 6.12 Power of Attorney.

         The Borrower hereby appoints the Agent and the Agent's designee as the Borrower's attorney, with power: (a) whether or not an Event of Default exists,
(i) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; ) and (ii) to sign the Borrower's name on financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure, and (b) if an Event of Default exists, (i) to sign the Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment; (ii) to clear Inventory, the purchase of which was financed with Letters of Credit, through customs in the Borrower's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; and (iii) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

         Section 6.13 The Agent's and Lenders' Rights, Duties and Liabilities.

         The Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrower.

                                  ARTICLE VII
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         Section 7.1 Books and Records.

         The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a) (Annual Statement). The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of all (a) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (b) all other dealings affecting the Collateral.

         Section 7.2 Financial Information.

         The Borrower shall promptly furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent shall request, the following:

                  (a) Annual Statement. As soon as available, but in any event not later than one hundred twenty (120) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for the Borrower and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent. The Borrower, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. The Borrower hereby authorizes the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrower and to discuss directly with the Agent the finances and affairs of the Borrower.

                  (b) Monthly Statements. As soon as available, but in any event not later than thirty (30) days after the end of each month, consolidated unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month, and consolidated unaudited statements of income and expense and cash flow for the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, containing a detailed computation of the setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with the covenant set forth in
Section 9.12 (Minimum Availability) for the period reported, and prepared in accordance with GAAP (subject to year-end adjustments and the absence of required footnotes) applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a) (Annual Statement). The Borrower shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

                  (c) Quarterly Statements. As soon as available, but in any event not later than five (5) days after the filing of each of the Borrower's 10-Q's with the Securities and Exchange Commission, consolidated unaudited and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter, and consolidated unaudited statements of income and expense and statement of cash flows for the Borrower and its Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower and its Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to
Section 7.2(a) (Annual Statement). The Borrower shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

                  (d) Certificate of Responsible Officer. With each of the annual audited Financial Statements delivered pursuant to Section 7.2(a) (Annual Statement), and within forty-five (45) days after the end of each fiscal quarter, a certificate of a Responsible Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with the covenant set forth in Section 9.12 (Minimum Availability) during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular day, (B) the Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                  (e) Forecasts. Not less than forty-five (45) days after the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, statements of income and expenses and statements of cash flow) for the Borrower and its Subsidiaries as at the end of and for each quarter of such Fiscal Year.

                  (f) Copy of SEC Filings. Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act.

                  (g) Management Reports and Letters. As soon as available, but in any event not later than ten (10) days after the Borrower's receipt thereof, a copy of all management reports and management letters prepared for the Borrower by the independent certified public accountants of the Borrower.

                  (h) Copy of Materials Provided to Stockholders. Promptly after their preparation, copies of any and all final proxy statements, financial statements, and reports which the Borrower makes generally available to its shareholders.

                  (i) Additional Information. Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary. The Borrower hereby notifies (and shall provide such confirmations of such notice as the Agent may reasonably request from time to time) its auditors and accountants that the Agent, on behalf of the Lenders, is authorized to obtain all and any financial information directly from them.

         Section 7.3 Notices to the Lenders.

         The Borrower shall notify the Agent and the Lenders, in writing of the following matters at the following times:

                  (a) Default or Event of Default. As soon as reasonably practicable but in no event later than three (3) Business Days after becoming aware of any Default or Event of Default.

                  (b) Notice from Stockholder. Within five (5) Business Days after becoming aware of the assertion by the holder of any capital stock of the Borrower or Subsidiary thereof or of any Debt that a default exists with respect thereto or that the Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

                  (c) Material Adverse Change. As soon as reasonably practicable but in no event later than three (3) Business Days after senior management of the Borrower has concluded that has had or is expected to have a Material Adverse Effect.

                  (d) Claim or Counterclaims. As soon as reasonably practicable but in no event later than three (3) Business Days after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, or which is reasonably likely to materially and adversely affect the

Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or the Borrower's property or condition (financial or otherwise).

                  (e) Labor Disputes. Within five (5) Business Days after becoming aware of any pending or threatened strike or work stoppage affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

                  (f) Violation of Law. Within five (5) Business Days after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower which could reasonably be expected to have a Material Adverse Effect.

                  (g) Environmental Notices. Within five (5) Business Days after receipt of any notice of any violation by the Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted that the Borrower or any Subsidiary thereof is not in compliance with any Environmental Law or is investigating the Borrower's or such Subsidiary's compliance therewith.

                  (h) Notice of Lien. Within five (5) Business Days after receipt of any written notice of the imposition of any Environmental Lien (other than for a Environmental De Minimis Amount) against any property of the Borrower or any of its Subsidiaries.

                  (i) Change of Name, Organization, etc. Any change in the Borrower's name, state of incorporation, or form of organization, trade names under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

                  (j) ERISA Event. Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.


Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                  ARTICLE VIII
                     GENERAL WARRANTIES AND REPRESENTATIONS


         The Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

         Section 8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

         The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. The Borrower has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of the Borrower or any of its Subsidiaries.

         Section 8.2 Validity and Priority of Security Interest.

         The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and, upon the filing with the appropriate filing authorities of appropriate financing statements that have already been provided to the Agent, such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, securing all the Obligations, and enforceable against the Borrower and all third parties, other than purchasers of Inventory in the ordinary course of business.

         Section 8.3 Organization and Qualification.

         The Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 8.3 as of the Closing Date, which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except for those jurisdictions where failure to do so shall not have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and to own its property.

         Section 8.4 Corporate Name; Prior Transactions.

         As of the Closing Date, the Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person as a going concern, except as permitted under Section
9.9 (Mergers, Consolidations or Sales) or Section 9.10(c) (Distributions; Capital Change; Restricted Investments).

         Section 8.5 Subsidiaries and Affiliates.

         Schedule 8.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates as of the Closing Date. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5, and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such

Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

         Section 8.6 Financial Statements and Projections.

                  (a) Balance Sheet and Statements. The Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrower and its consolidated Subsidiaries as of December 31, 1998, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants. The Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Borrower and its consolidated Subsidiaries as of October 5, 1999. Such financial statements are attached hereto as EXHIBIT B. All such financial statements have been prepared in accordance with GAAP (subject to year-end adjustments and the absence of required footnotes and presentation of Subsidiary interests in the case of unaudited financial statements) and present accurately and fairly the financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                  (b) Projections. The Latest Projections when submitted to the Lenders as required herein represent the Borrower's best estimate of the future financial performance of the Borrower and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender. The Borrower makes no warranty that the financial performance set forth therein will in fact be achieved.

         Section 8.7 Solvency.

         The Borrower is Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date.

         Section 8.8 Debt.

         After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrower and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 8.8, and (c) other Debt reflected in the financial statements attached hereto as EXHIBIT B.

         Section 8.9 Distributions.

         Since October 5, 1999, through and including the Closing Date, no Distribution (other than a Distribution paid to the Borrower from any Subsidiary) has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower or any of its Subsidiaries.

         Section 8.10 Title to Collateral.

         The Borrower has good and marketable title to the Collateral free of all Liens except Permitted Liens.

         Section 8.11 Collateral Locations.

         Schedule 8.11 sets forth, as of the Closing Date, a correct and complete list of all locations where any of the Collateral is located.

         Section 8.12 Trade Names and Terms of Sale.

         All trade names under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.12.

         Section 8.13 Litigation.

         Except as set forth on Schedule 8.13 as of the Closing Date, there is no pending or (to the best of the Borrower's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

         Section 8.14 Restrictive Agreements.

         Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which purports to restrict its ability to execute, deliver, and perform the Loan Documents and repay the Obligations.

         Section 8.15 Labor Disputes.

         Except as set forth on Schedule 8.15, (a) there is no collective bargaining agreement covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, and (c) there is no pending or (to the best of the Borrower's knowledge) threatened material strike or work stoppage against or affecting the Borrower or its Subsidiaries or their employees.

         Section 8.16 Environmental Laws.

         As of the Closing Date, except as otherwise disclosed on Schedule 8.16:

                  (a) Compliance. The Borrower and its Subsidiaries are in substantial compliance with all Environmental Laws applicable to its Premises and business, and neither the Borrower nor any Subsidiary nor any of its present Premises or operations is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting compliance with any Environmental Law or respecting any potential liabilities and costs or remedial action (except for an Environmental De Minimis Amount) arising from the Release or threatened Release of a Contaminant.

                  (b) Permits. The Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all terms and conditions of such permits, except where the failure to obtain the same would not reasonably be expected to have a Material Adverse Effect.

                  (c) No Violation. Neither the Borrower nor any of its Subsidiaries has in violation of applicable law stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law, such that in the aggregate, such activities may have (i) a reasonable likelihood in resulting in excess of the Environmental De Minimis Amount, or (ii) a Material Adverse Effect on the Borrower or any of its Subsidiaries.

                  (d) No Actions. Neither the Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant, except where such activities in the aggregate do not have (i) a reasonable likelihood in resulting in excess of the Environmental De Minimis Amount, or (ii) a Material Adverse Effect on the Borrower or any of its Subsidiaries.

                  (e) Operations. None of the present or past operations of the Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant, except where such the same in the aggregate do not have (i) a reasonable likelihood in resulting in excess of the Environmental De Minimis Amount, or (ii) a Material Adverse Effect on the Borrower or any of its Subsidiaries.

                  (f) No Notices to Governmental Authorities. Neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment, except where the same such spill, release and discharge in the aggregate do not have (i) a reasonable likelihood in resulting in excess of the Environmental De Minimis Amount, or
(ii) a Material Adverse Effect on the Borrower or any of its Subsidiaries.

                  (g) No Other Agreements. Neither the Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim, except where the same in the aggregate do not have (i) a reasonable likelihood in resulting in excess of the Environmental De Minimis Amount, or (ii) a Material Adverse Effect on the Borrower or any of its Subsidiaries..

                  (h) No Asbestos. None of the products manufactured, distributed or sold by the Borrower or any of its Subsidiaries contain asbestos containing material.

                  (i) No Environmental Lien. No Environmental Lien has attached to any Premises of the Borrower or any of its Subsidiaries.

         Section 8.17 No Violation of Law.

         Neither the Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         Section 8.18 No Default.

         Neither the Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         Section 8.19 ERISA Compliance.

         Except as specifically disclosed in Schedule 8.19:

                  (a) Compliance. Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable law. Each Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

                  (b) No Pending Claims. There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) No ERISA Event or Liabilities. Except where no Material Adverse Effect is likely to result (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         Section 8.20 Taxes.

         The Borrower and its Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable.

         Section 8.21 Regulated Entities.

         None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         Section 8.22 Use of Proceeds; Margin Regulations.

         The proceeds of the Loans are to be used solely for working capital purposes. Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         Section 8.23 Copyrights, Patents, Trademarks and Licenses, etc.

         The Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as disclosed on
Schedule 8.13, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         Section 8.24 No Material Adverse Change.

         As of the Closing Date, no event that has had a Material Adverse Effect has occurred since the date of the Financial Statements delivered to the Lender.

         Section 8.25 Year 2000 Review.

         On the basis of a comprehensive review and assessment undertaken by Borrower of Borrower's computer applications and inquiry made of Borrower's material suppliers, vendors and customers Borrower reasonably believes that the "Year 2000 problem" (that is, the risk that computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a material adverse change in the operations, business, properties, or condition (financial or otherwise) of the Borrower.

         Section 8.26 Full Disclosure.

         None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         Section 8.27 Bank Accounts.

         Schedule 8.27 contains a complete and accurate list of all bank accounts maintained by the Borrower with any bank or other financial institution.

         Section 8.28 Governmental Authorization.

         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of this Agreement or any other Loan Document.

         Section 8.29 WRI Documents.

         The Borrower has provided to the Agent true and complete copies of the WRI Documents.

         Section 8.30 Indenture.

         The Borrower has provided to the Agent a true and complete copy of the Indenture and the disclosures more particularly described on EXHIBIT H relating to the Indenture are true and correct as of the Closing Date.

                                   ARTICLE IX
                       AFFIRMATIVE AND NEGATIVE COVENANTS


         The Borrower covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

         Section 9.1 Taxes and Other Obligations.

         The Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file;
(b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the Borrower has notified the Agent in writing, neither the Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, governmental charge or claim, that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) the Borrower or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

         Section 9.2 Corporate Existence and Good Standing.

         The Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a material adverse effect on the Borrower's or such Subsidiary's property, business, operations, prospects, or condition (financial or otherwise).

         Section 9.3 Compliance with Law and Agreements; Maintenance of
Licenses.

         The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act). The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. The Borrower shall not modify, amend or alter its certificate or article of incorporation (a) without giving the Agent at least ten (10) days prior written notice describing in detail the change to be made or (b) in a manner that could reasonably be expected to have a Material Adverse Effect or to result in an Event of Default.

         Section 9.4 Maintenance of Property.

         The Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

         Section 9.5 Insurance.

                  (a) Generally. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A-VII or better by Best's Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, and, in the case of insurance covering Inventory, as the Agent, in its discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Majority Lenders. Without limiting the foregoing, the Borrower shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance, in the event of a designation of the area in which any of Inventory is located as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. The Borrower shall also maintain flood insurance for its Inventory which is, at any time, located in a SFHA.

                  (b) Agent Named. The Borrower shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named in each such policy covering the Collateral as secured party and loss payee or additional insured, in a manner acceptable to the Agent. Each such policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

                  (c) Notice of Casualty. The Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral arising from its use, whether or not covered by insurance. If an Event of Default has occurred and is continuing or if Availability is less than $25,000,000, the Agent is hereby authorized to collect all insurance proceeds with respect to the Collateral and after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.5 (Apportionment, Application and Reversal of Payments).

        Section 9.6 Condemnation.

                  (a) Notice of Proceeding. The Borrower shall, promptly upon learning of the institution of any proceeding for the condemnation or other taking of any of its property, notify the Agent of the pendency of such proceeding, and agrees that the Agent may participate in any such proceeding that affects the Collateral, and the Borrower from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

                  (b) Agent Authorization. The Agent is hereby authorized to collect the proceeds of any condemnation claim or award relating to the Collateral directly, and, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.5 (Apportionment, Application and Reversal of Payments).

        Section 9.7 Environmental Laws.

         The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in material compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of any Contaminant, except where the failure to do so would reasonably be expected to have only a Environmental De Minimis Amount. The Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws.

         Section 9.8 Compliance with ERISA.

         The Borrower shall, and shall cause each of its ERISA Affiliates to:
(a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification if such disqualification would cause a Material Adverse Effect;
(c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         Section 9.9 Mergers, Consolidations or Sales.

         Neither the Borrower nor any Subsidiary shall enter into any transaction to (a) effect a merger, reorganization, or consolidation, or the sale, assignment, lease, or other disposition of substantially all of its assets, (b) sell, assign, lease, or otherwise dispose any part of its property, except for an "Asset Disposition" (as that term is defined in the Indenture) that is not prohibited by clause (a) above or by the terms of Section 3.12 of the Indenture in effect on the original date of its execution and delivery or a merger of any Subsidiary into the Borrower or a merger of any Subsidiary into another Subsidiary if that merger is not prohibited by Section 3.12 of the Indenture in effect on the original date of its execution and delivery, but only if no Default or Event of Default exists and only if Availability is not less than $25,000,000 immediately before and after such Asset Disposition, or (c) wind up, liquidate or dissolve, or agree to do any of the foregoing, except for
(i) sales of Inventory in the ordinary course of its business, (ii) sales of WRI Assets in the ordinary course of business pursuant to the WRI Receivables Sale Agreements, (iii) sales or other dispositions of equipment in the ordinary course of business that are obsolete or no longer useable by Borrower in its business.

         Section 9.10 Distributions; Restricted Investments.

         Neither the Borrower nor any of its Subsidiaries shall directly or indirectly declare or make, or incur any liability to make, any Distribution or Restricted Investment, except (i) Distributions to the Borrower by its Subsidiaries and, in the case of any Subsidiaries that are not wholly-owned, concurrent Distributions to their other equity holders, and (ii) payments made by the Borrower in satisfaction of any put obligation imposed on the Borrower by
Section 409 of the Internal Revenue Code of 1986, as amended, and any successor provision, relating to the Borrower's Series A preferred stock, authorized and issued prior to October 5, 1999 and held by the Borrower's 1989 employee stock ownership plan; provided, however, the Borrower and its Subsidiaries may take the actions otherwise prohibited by this Section 9.10 to the extent permitted by the Indenture in effect at its initial execution but only if no Default or Event of Default exists and only if Availability is not less than $25,000,000 immediately before and after giving effect to all consideration to be paid by the Borrower at any time with respect to the actions.

         Section 9.11 Debt.

         Neither the Borrower nor any of its Subsidiaries shall incur any Debt, other than: (a) the Obligations; (b) obligations and liabilities under the WRI Documents in effect on August 6, 1999; (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as EXHIBIT B; and
(d) extensions and renewals of the foregoing that do not increase the outstanding principal amount thereof; provided, however, the Borrower and its Subsidiaries may incur Debt otherwise prohibited by this Section 9.11 (Debt) to the extent permitted by the Indenture in effect at its initial execution but only if (i) at the time such Debt is incurred no Default or Event of Default exists, (ii) Availability is not less than $25,000,000 immediately before and after the Debt is incurred, and (iii) the Debt is at no time secured by inventory, accounts receivable, related intangibles, equity interests in WRI, amounts receivable from WRI (whether pursuant the WRI L/C Note, WRI Short-Term Note, other promissory notes, dividends or otherwise) or the proceeds of any of the foregoing, whether or not such Debt constitutes "Permitted Working Capital Indebtedness" (as that term is defined in the Indenture).

         Section 9.12 Minimum Availability.

         Upon making the Revolving Loans on the Closing Date (including such Revolving Loans made to finance the Commitment Fee or otherwise pursuant to
Section 4.4 (Payments as Revolving Loans) as reimbursement for fees, costs and expenses then payable under this Agreement), and with all its obligations current, the Borrower shall have Availability in an amount no less than $80,000,000. At all times after the Closing Date, with all its obligations current, the Borrower shall have Availability in an amount no less than $25,000,000; provided, however, if there is no continuing Event of Default and if the Borrower's Fixed Charge Coverage Ratio, as shown in the required computation accompanying the Borrower's most recent monthly financial statements required by Section 7.2(b), was greater than 1.0 to 1.0, there shall be no minimum Availability required under this Section for the calendar month following the month in which the Agent receives such monthly financial statements. At any time when an Event of Default exists and at any time that Availability is less than $25,000,000 (whether or not a Default or Event of Default exists), the Agent may, and at the direction of the Majority Lenders shall, direct the Borrower to, and upon such direction the Borrower shall no later than the next Business Day following the Borrower's receipt of notice of such requirement, terminate the WRI Receivables Sale Agreements and sales thereunder at the earliest date permitted under the WRI Receivables Sale Agreements (but in no event more thirty days (30) after the first Business Day following the Borrower's receipt of the Agent's direction). Nothing in this
Section 9.12 is intended or shall be interpreted to limit any of the other rights and remedies under this Agreement, the other Loan Documents or applicable Laws.

         Section 9.13 Amendment.

         The Borrower shall not in any material respect amend, modify, terminate, restate, substitute, extend or renew the WRI Documents or the Indenture or any of its constituent documents without the prior written consent of the Agent and the Majority Lenders which consent, absent a Default and an Event of Default and if Availability is $25,000,000 or more, shall not be unreasonably withheld. Notwithstanding the foregoing, the Borrower shall be allowed, however, following not less than ten (10) days prior written notice to the Agent, to amend the WRI Documents (i) to extend or renew or otherwise increase amounts available under the facility and to agree to any price changes or other changes reasonably requested by the Banks (as that term is defined in the WRI Participation Agreements) in connection therewith; and (ii) to make other changes which the Borrower reasonably and in good faith believes would not adversely affect the interests of the Agent and the Lenders; provided, that no such amendments, waivers, or modifications would, without the consent of the
Agent:

                  (i) voluntarily accelerate the Facility Termination Date (as that term is defined in the WRI Participation Agreements) set forth therein;

                  (ii) decrease the maximum facility amount to be provided under the Participation Agreements;

                  (iii) provide additional recourse or indemnities from the Borrower for sales of Receivables or cause any property other than WRI Assets to be sold or conveyed to WRI;

                  (iv) lower the advance rate, except to lower the advance rate thereunder for a change in formulas necessitated by changes in rating agency criteria and reasonably deemed necessary by the Borrower in order to maintain the AAA rating applicable to the WRI rated facility; or


                  (v) alter the purchase price payable under the WRI Receivables Sale Agreements to eliminate or adversely modify in any respect the requirement that consideration from WRI be payable in cash whenever possible.

         Section 9.14 Prepayment.

         Neither the Borrower nor any of its Subsidiaries shall, at any time that the Aggregate Revolver Outstandings exceed zero ($0) voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement.

         Section 9.15 Transactions with Affiliates.

         Except as set forth below and except as contemplated by the WRI Documents, neither the Borrower nor any of its Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, the Borrower and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to the Borrower and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate; provided that any transaction with an Affiliate that is approved by a majority of the Borrowers' directors and is permitted by Section 3.11 of the Indenture shall conclusively be deemed to be on fair and reasonable terms.

         Section 9.16 Business Conducted.

         The Borrower shall not and shall not permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than steel making and related business.

         Section 9.17 Liens.

         Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens; provided, however, the Borrower and its Subsidiaries may create, incur and assume or permit to exist Liens otherwise prohibited by this Section 9.17 to the extent such Liens are permitted by the Indenture in effect at its original execution but only if (i) at the time such Lien is created no Default or Event of Default exists, (ii) Availability is not less than $25,000,000 immediately before and after the Lien is created, and
(iii) the Lien at no time covers inventory, accounts receivable, related intangibles, equity interests in WRI, amounts receivable from WRI (whether pursuant the WRI L/C Note, WRI Short-Term Note, other promissory notes, dividends or otherwise) or the proceeds of any of the foregoing, whether or not the indebtedness secured by such Lien constitutes "Permitted Working Capital Indebtedness" (as that term is defined in the Indenture).

         Section 9.18 Sale and Leaseback Transactions.

         Except for an "Asset Disposition" described and permitted under Section
9.9 (Mergers, Consolidations or Sales), neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or such Subsidiary to lease or rent property that the Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person; provided, however, notwithstanding any provision of this Agreement, the limitations on Debt, transfers and Liens in this commitment shall not apply to sale and leaseback transactions regarding the facility known as the "Number 9 Tandem Mill" or the facility known as the "Foster Wheeler Steam Generating Facility" to the extent such transactions are currently permitted, without further consent, by the Indenture, and provided further, that the Borrower and its Subsidiaries may enter into a sale-leaseback transaction otherwise prohibited by this Section 9.18 to the extent each such transaction is permitted by Section 3.14 of the Indenture in effect at its original execution but only if (i) at the time each such transaction is entered into no Default or Event of Default exists, and (ii) Availability is not less than $25,000,000 immediately before and after such transaction is entered into

         Section 9.19 Fiscal Year.

         The Borrower shall not change its Fiscal Year.

         Section 9.20 Use of Proceeds.

         The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, for the following purposes: (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         Section 9.21 Further Assurances.

         The Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                   ARTICLE X
                              CONDITIONS OF LENDING

         Section 10.1 Conditions Precedent to Making of Loans on the Closing
Date.

         The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to issue any Letter of Credit on the Closing Date and the obligation of the Lenders to participate in Letters of Credit issued on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each
Lender:

                  (a) Execution. This Agreement and the other Loan Documents (including, without limitation, those described on EXHIBIT C) have been executed by each party thereto and the Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrower before or on such Closing Date.

                  (b) Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date.

                  (c) No Default. No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date.

                  (d) Opinions. The Agent and the Lenders shall have received such opinions of counsel for the Borrower and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

                  (e) Financing Statements and Termination Statements. The Agent shall have received:

                           (i) acknowledgment copies of proper financing
                  statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien; and


                           (ii) duly executed UCC-3 Termination Statements and
                  such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

                  (f) Payment of All Fees and Expenses. The Borrower shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                  (g) Insurance. The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

                  (h) Due Diligence. The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and Availability, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

                  (i) Due Authorization. All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

                  (j) WRI Participation Documents. The WRI Documents shall not have been amended since August 5, 1999.

                  (k) WRI Intercreditor Agreement. The WRI Intercreditor Agreement, in form and substance satisfactory to the Agent, shall have been executed and delivered.

The acceptance by the Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.

         Section 10.2 Conditions Precedent to Each Loan.

         The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to take reasonable steps to issue any Letter of Credit and the obligation of the Lenders to participate in Letters of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                  (a) Representations and Warranties. The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and
(ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                           (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                           (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                  (b) Availability. Without implying any limitation on the provisions of Section 9.12 (Minimum Availability), the amount of the Availability shall be sufficient to make such Revolving Loan without exceeding the Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing Bank of America for such Lenders' Pro Rata Share of any Non-Ratable Loan Advance as provided in

Section 2.2(h) (Making of Non-Ratable Loans) or the Agent for such Lenders' Pro Rata Share of any Agent Advance as provided in Section 2.2(i) (Agent Advances).

                                   ARTICLE XI
                                DEFAULT; REMEDIES

         Section 11.1 Events of Default.

         It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure to pay the principal of or interest or premium on any of the Obligations or any other fee or amount owing hereunder when due, whether upon demand or otherwise;

                  (b) any representation or warranty made or deemed made by the Borrower in this Agreement or by the Borrower or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (c) the failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in Article 7 or Article 9 of this Agreement, and:


                           (i) only with respect to a failure under subsections
         (a) through and including (e) and subsection (g) only of Section 7.2 (Financial Information), such failure continues uncured for a period of five (5) days and, in the case a failure under subsection (b) such failure occurs more than twice in any twelve (12) month period and in the case of a failure under subsection (c) such failure occurs more than once in any twelve (12) month period, or

                           (ii) only with respect to a failure under:

                                    (A) Section 7.1 (Books and Records),

                                    (B) Section 9.1 (Taxes and Other
                           Obligations) with respect to clauses (a), (b) and (c) only to the extent such failure when aggregated with all such failures under Section 9.1 does not exceed $5,000,000 in the aggregate,

                                    (C) Section 9.2 (Corporate Existence and
                           Good Standing),

                                    (D) Section 9.3 (Compliance with Law and
                           Agreements; Maintenance of Licenses),

                                    (E) Section 9.4 (Maintenance of Property),

                                    (F) Section 9.7 (Environmental Laws), or

                                    (G) Section 9.8 (Compliance with ERISA)
         if the Borrower, after discovering such failure, fails to diligently and continuously pursue the cure of each such failure or if any such failure continues uncured thirty (30) days after discovery;

                  (d) the failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in Section 2.2, Section 2.3(e)(i), Section 2.3(h), Section 2.3(i)(v), Section 2.3(j), Article 3, Article 4, Section 5.1, Section 5.2, Article 6 (other than subsections (b) through (d) of Section 6.7), Section 8.22, or Section 11.2 of this Agreement;

                  (e) the failure of the Borrower to perform, observe or comply with any covenant, condition or agreement of this Agreement (other than any covenant, condition or agreement covered by clauses (a), (b), (c) or (d) of this
Section 11.1), if the Borrower, after discovering such failure, fails to diligently and continuously pursue the cure of each such failure or if any such failure continues uncured ten (10) days after discovery;

                  (f) any default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement under any of the Loan Documents other than the Loan Agreement, or any other agreement entered into at any time to which the Borrower or any Subsidiary and the Agent or any Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

                  (g) default shall occur with respect to any Debt For Borrowed Money (other than the Obligations) of the Borrower in an outstanding principal amount which exceeds $25,000,000, or under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money of the Borrower may have been issued, created, assumed, or guaranteed by the Borrower or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money of the Borrower to accelerate, the maturity of any such Debt For Borrowed Money of the Borrower; or any such Debt For Borrowed Money of the Borrower shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (h) a WRI Default shall occur;

                  (i) any Lien shall exist on the WRI Stock;

                  (j) the Borrower, WRI or any of the Borrower's Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) admit in writing its inability generally to meet its debts as they become due;

                  (k) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Borrower, WRI or any of the Borrower's Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against the Borrower, WRI or such Subsidiary shall have been entered in such proceeding;

                  (l) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Borrower or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Borrower or any of its Subsidiaries;

                  (m) the Borrower or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  (n) all or any material part of the property of the Borrower or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (o) one or more final judgments or orders for the payment of money, not fully covered by insurance or other third party indemnifications acceptable to the Agent, shall be rendered against the Borrower or any of its Subsidiaries, if those judgments or orders in the aggregate (i) at any time exceed $25,000,000, or (ii) at any time when the Borrower would not be in compliance with Section 9.12 (Minimum Availability) if the amount of those judgments or orders where deducted from Availability, exceed $10,000,000;

                  (p) any loss, theft, damage or destruction of any item or items of Collateral occurs which materially and adversely affects the property, business, operation, prospects, or condition of the Borrower or any of its Subsidiaries and is not adequately covered by insurance;

                  (q) there is filed against the Borrower or any of its Subsidiaries any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (r) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void; or

                  (s) there occurs a Change of Control.

         Section 11.2      Remedies.

                  (a) Reduction; Limitation of Advances. If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) restrict the amount of or refuse to make Revolving Loans; and (ii) restrict or refuse to arrange for or provide Letters of Credit. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (A) terminate the Commitments and this Agreement; (B) reduce the Maximum Revolver Amount, or the advance rates against Eligible Inventory used in computing the Availability, or reduce one or more of the other elements used in computing the Availability; (C) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 11.1(j), Section 11.1(k), Section 11.1(l) or
Section 11.1(m), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) Collateral and Possession. If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to Section 15.8 (Notices). If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted an irrevocable license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

                  (c) Waiver by Borrower. If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                                  ARTICLE XII
                              TERM AND TERMINATION

         Section 12.1 Term and Termination.

         The term of this Agreement shall end on the Stated Termination Date. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                  ARTICLE XIII
           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         Section 13.1 Syndication.

         The Borrower shall cooperate with Bank of America in the syndication of the Credit Facility and shall meet with the prospective Lenders as may be reasonably requested by Bank of

America, it being understood that the Agent shall initially consult with the Borrower as to the identity and number of such prospective Lenders.

         Section 13.2 No Waivers; Cumulative Remedies.

         No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will not operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

         Section 13.3 Amendments and Waivers.

         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Lender;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                  (e) increase any of the percentages or amounts set forth in the definition of Borrowing Base;

                  (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                  (g) release Collateral other than as permitted by Section
14.11 (Collateral Matters);

                  (h) change the definitions of "Majority Lenders" or "Required Lenders";

                  (i) increase the Maximum Revolver Amount and Unused Letter of Credit Subfacility;


and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document. If the Agent requests the consent of a Lender and does not receive (i) a written denial thereof within ten (10) Business Days after such Lender's receipt of such request or (ii) a written notice from a Lender that due course consideration of the request requires additional time and within ten (10) Business Days after such notice the Agent has not received a written denial thereof, then such Lender will be deemed to have given such consent.

         Section 13.4 Assignments; Participations.

                  (a) Assignments. Any Lender may, with the written consent of the Agent and (provided no Event of Default exists) the Borrower, which consent shall not be unreasonably withheld or delayed, assign and delegate to one or more assignees (provided that no written consent of the Agent or the Borrower shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 or if less the entire amount of such Lender's Commitment; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of EXHIBIT F ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.

                  (b) Effective Date of Assignment. From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) Confirmation and Agreements. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrower to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including, without limitation, the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Substitute Notes. Within five (5) Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Participations. Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (f) Pledge of Interest. Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE XIV
                                    THE AGENT

         Section 14.1 Appointment and Authorization.

         Each Lender hereby designates and appoints Bank of America, National Association as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this ARTICLE XIV. The provisions of this
ARTICLE XIV are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to Section 2.2(i) (Agent Advances), and (c) the exercise of remedies pursuant to Section 11.2 (Remedies), and any action so taken or not taken shall be deemed consented to by the Lenders.

         Section 14.2 Delegation of Duties.

         The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         Section 14.3 Liability of Agent.

         None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

         Section 14.4 Reliance by Agent.

                  (a) Writings, etc. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by Section 13.3) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) Conditions Precedent. For purposes of determining compliance with the conditions specified in Section 10.1 (Conditions Precedent), each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         Section 14.5 Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section
11.2 (Remedies); provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         Section 14.6 Credit Decision.

         Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

         Section 14.7 Indemnification.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 15.11 (Indemnity of the Agent and the Lenders); provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         Section 14.8 Agent in Individual Capacity.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Bank of America were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         Section 14.9 Successor Agent.

         The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrower. In the event Bank of America sells all of its Commitments and Revolving Loans as part of a sale, transfer or other disposition by Bank of America of substantially all of its loan portfolio, Bank of America shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XIV (The Agent) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, in the event that Bank of America assigns all of its Loans to an Affiliate, such Affiliate shall automatically become the successor Agent hereunder upon the effective date of such assignment. Notwithstanding the foregoing, in the event that Bank of America assigns all of its Loans to an Affiliate, such Affiliate shall automatically become the successor Agent hereunder upon the effective date of such assignment.

         Section 14.10 Withholding Tax; (a) Foreign Corporation. If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.


Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) Withholding Tax - IRS Form 1001. If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) Withholding Tax - IRS Form 4224. If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) Reduction of Withholding Tax. If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) Indemnification of Agent. If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         Section 14.11 Collateral Matters.

                  (a) Release of Agent's Lien. The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans and reimbursement obligations in respect of Letters of Credit, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 9.9 (Mergers, Consolidations of Sales) (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral pursuant to sales under the WRI Sales Agreement and on other Collateral valued in the aggregate not in excess of $1,000,000 during any one year period without the prior written authorization of the Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.11.

                  (b) Execution of Releases by Agent. Upon receipt by the Agent of any authorization required pursuant to Section 14.11(a)(Release of Agent's
Lien) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (c) Limitation of Agent's Obligations. The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         Section 14.12 Restrictions on Actions by Lenders; Sharing of Payments;
(a) Set off. Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) Remittance to Agent or Purchase of Pro Rata Share. If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         Section 14.13 Agency for Perfection.

         Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with
Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         Section 14.14 Payments by Agent to Lenders.

         All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:


if to Bank of America:     Bank of America
                           ABA # 071000039
                           Chicago IL
                           Bank of America Business Credit
                           Acct# 86667-00418
                           Reference:  Weirton Steel

or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

         Section 14.15 Concerning the Collateral and the Related Loan Documents.

         Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         Section 14.16 Field Audit and Examination Reports; Disclaimer by
Lenders.

         By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

                  (b) expressly agrees and acknowledges that neither Bank of America nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         Section 14.17 Relation Among Lenders.

         The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

                                   ARTICLE XV
                                  MISCELLANEOUS

         Section 15.1 Cumulative Remedies; No Prior Recourse to Collateral.

         The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         Section 15.2 Severability.

         The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         Section 15.3 Governing Law; Choice of Forum; Service of Process

                  (a) APPLICABLE LAW. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF

LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN
ARTICLE 9 OF THE UCC) OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) SERVICE OF PROCESS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 (NOTICES) AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

         Section 15.4 WAIVER OF JURY TRIAL.

         THE BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE

LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.


         Section 15.5 Survival of Representations and Warranties.

         All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         Section 15.6 Other Security and Guaranties.

         The Agent, may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         Section 15.7 Fees and Expenses.

         The Borrower agrees to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including, without limitation: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit), provided, however, that unless a Default or Event of Default has occurred, the Borrower shall not be required to pay the costs of the Agent's field examinations conducted (i) more than once in any 180 day period if there are there are no

Aggregate Revolver Outstandings, or (ii) more than once in any 120 day period if there are any Aggregate Revolver Outstandings, or (iii) more than once in any 90 day period if the Aggregate Revolver Outstandings exceed $50,000,000 or if Availability is less than $50,000,000; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 4.4 (Payments as Revolving Loans).

         Section 15.8 Notices.

         Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service,
(b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Agent:       Bank of America, National Association
                                         231 South LaSalle Street
                                         16th Floor
                                         Chicago, Illinois  60697
                                         Attention: Portfolio Manager
                                         Telecopy No. (312)974-2442

                  with copies to:        Frederick W. Runge, Jr., Esquire
                                         Miles & Stockbridge
                                         10 Light Street
                                         Baltimore, Maryland 21202

                  If to Lender:          c/o Agent

                  If to the Borrower:    Weirton Steel Corporation
                                         400 Three Springs Drive
                                         Weirton, WV 26062-4989
                                         Attention:  Narendra M. Pathipati
                                         Senior Vice President
                  with copies to:        Weirton Steel Corporation
                                         400 Three Springs Drive
                                         Weirton, WV 26062-4989
                                         Attention:  William R. Kiefer,
                                         Vice President - Law and Secretary

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Section

         15.9 Waiver of Notices.

         Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

         Section 15.10 Binding Effect.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         Section 15.11 Indemnity of the Agent and the Lenders by the Borrower.

                  (a) Indemnification - General. The Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct or gross negligence of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                  (b) Indemnification - Environmental. The Borrower agrees to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

         Section 15.12 Limitation of Liability.

         No claim may be made by the Borrower, any Lender or other Person against the Agent, any Lender, or the affiliates, directors, officers, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and the Borrower and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 15.13 Final Agreement.

         This Agreement and the other Loan Documents are intended by the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of each of the Agent and the requisite Lenders.

         Section 15.14 Counterparts.

         This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         Section 15.15 Captions.

         The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         Section 15.16 Right of Setoff.

         In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

The balance of this page has intentionally been left blank. Signatures begin on the following page.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                                          "BORROWER"

                                          WEIRTON STEEL CORPORATION



                                          By: /s/ Narendra M. Pathipati
                                              Name: Narendra M. Pathipati
                                              Title: Sr. VP-Corporate
                                              Development & Strategy


                                          "AGENT"

                                          Bank of America, National Association,
                                          as the Agent



                                          By: /s/ Thomas F. Karlov
                                              Thomas F. Karlov
                                              Vice President


                                          "LENDERS"

Commitment:       $100,000,000            Bank of America, National Association,
                                          as a Lender


                                          By: /s/ Thomas F. Karlov
                                              Thomas F. Karlov
                                              Vice President

                                                                       EXHIBIT A

                       FORM OF BORROWING BASE CERTIFICATE

                                                                       EXHIBIT B

                              FINANCIAL STATEMENTS

                                                                      EXHIBIT C

                            LIST OF CLOSING DOCUMENTS

                                                                      EXHIBIT D

                               NOTICE OF BORROWING



Date:    ____________, ____


To: Bank of America, National Association, as Agent for the Lenders who are parties to the Loan and Security Agreement dated as of November 17, 1999 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among Weirton Steel Corporation, certain Lenders which are signatories thereto and Bank of America, National Association, as Agent


Ladies and Gentlemen:


         The undersigned, Weirton Steel Corporation (the "Borrower"), refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

         1.  The Business Day of the proposed Borrowing is __________, ____.

         2.  The aggregate amount of the proposed Borrowing is $____________.

         3. The Borrowing is to be comprised of $_________ of Base Rate and $________ of LIBOR Rate Loans.

         4. The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be _____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) The representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct as though made on and as of such date;

                  (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

                  (c) The proposed Borrowing will not cause Availability to be less than $25,000,000 [alternatively: because there is no continuing Event of Default and the Borrower's Fixed Charge Coverage Ratio, as shown in the required computation accompanying the Borrower's most recent monthly financial statements required by Section 7.2(b) of the Loan Agreement, was greater than 1.0 to 1.0, to be less than zero] or the Aggregate Revolver Outstandings to exceed the combined Commitments of the Lenders.

                                             WEIRTON STEEL CORPORATION



                                             By:________________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT E

                        NOTICE OF CONVERSION/CONTINUATION


Date: __________, _____


To: Bank of America, National Association, as Agent for the Lenders to the Loan and Security Agreement dated as of November 17, 1999 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among Weirton Steel Corporation, certain Lenders which are signatories thereto and Bank of America, National Association, as Agent


Ladies and Gentlemen:


         The undersigned, Weirton Steel Corporation (the "Borrower"), refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

         1.  The Conversion/Continuation Date is _________, ____.

         2. The aggregate amount of the Loans to be [converted] [continued] is $_________.

         3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

         4. The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be _____ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (a) The representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct as though made on and as of such date;

                  (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

                  (c) The proposed conversion-continuation will not cause Availability to be less than $25,000,000 [alternatively: because there is no continuing Event of Default and the Borrower's Fixed Charge Coverage Ratio, as shown in the required computation accompanying the Borrower's most recent monthly financial statements required by Section 7.2(b) of the Loan Agreement, was greater than 1.0 to 1.0, to be less than zero] or the Aggregate Revolver Outstandings to exceed the combined Commitments of the Lenders.

                                             WEIRTON STEEL CORPORATION




                                             By:________________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT F

                  [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT


         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of ____________________, _____ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").


                                    RECITALS


         WHEREAS, the Assignor is party to that certain Loan and Security Agreement dated as of November 17, 1999 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among Weirton Steel Corporation, a Delaware corporation (the "Borrower"), the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and Bank of America, National Association, as agent for the Lenders (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

         WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrower in an aggregate amount not to exceed $__________ (the "Commitment");

         WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrower


         WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

         WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. Assignment and Acceptance.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment, the Committed Loans and the L/C

Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under
Section 15.11 (Indemnity of the Agent and the Lenders by the Borrower) and
Section 15.12 (Limitation of Liability) of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

         2. Payments.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

                  (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 13.4(a) of the Credit Agreement.

         3. Reallocation of Payments.

Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4. Independent Credit Decision.

The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.


         5. Effective Date; Notices.

                  (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, _____ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                       (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                        [(ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

                        (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                        [(iv) the Assignee shall have complied with Section (____) of the Credit Agreement (if applicable);]

                        (v) the processing fee referred to in Section 2(b) hereof and in Section 13.4(a) of the Credit Agreement shall have been paid to the Agent; and


                   (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrower and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

         6. [Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

                  (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

                  (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

         7. Withholding Tax.

The Assignee (a) represents and warrants to the Lender, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8. Representations and Warranties.

                  (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         9. Further Assurances.

The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10. Miscellaneous.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance. (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED

DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                                          [ASSIGNOR]


                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              Address:



                                                          [ASSIGNEE]



                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              Address:

                                   SCHEDULE 1


                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                           _______________, ____

Bank of America, National Association
231 S. LaSalle Street, 16th Floor
Chicago, Illinois 60697
Attn:

Re:      [Name and Address of Borrower]


Ladies and Gentlemen:


         We refer to the Loan and Security Agreement dated as of November 17, 1999 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among Weirton Steel Corporation (the "Borrower"), the Lenders referred to therein and Bank of America, National Association, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment, as of ________, ____, is $ ___________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $____________.

         2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Borrower to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

         3. The following administrative details apply to the Assignee:

            (A)   Notice Address:
                  Assignee name:
                  Address:


                  Attention:
                  Telephone:            (___)
                  Telecopier:           (___)
                  Telex (Answerback):

            (B)   Payment Instructions:
                  Account No.:
                              At:


                  Reference:
                  Attention:

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.


         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                              Very truly yours,
                                              [NAME OF ASSIGNOR]


                                              By: ______________________________
                                                  Name:
                                                  Title:



                                              [NAME OF ASSIGNEE]


                                              By: ______________________________
                                                  Name:
                                                  Title:


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

BANK OF AMERICA, NATIONAL ASSOCIATION,
as Agent


By: ________________________________
     Name:
     Title: